UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Steel Dynamics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 17, 2007

To our Stockholders:

You are cordially invited to attend the Annual Meeting of Steel Dynamics, Inc. The information for the meeting is as follows:

TIME	9:00 a.m. EDT Thursday, May 17, 2007
PLACE	Grand Wayne Center Calhoun Ballroom 120 West Jefferson Boulevard Fort Wayne, Indiana 46802
ITEMS OF BUSINESS	(1) To elect ten (10) Directors for a one-year term.
(2) To ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.
(3) To conduct any other business properly raised at the meeting and any adjournment or postponement of the meeting.
RECORD DATE	You may vote if you were a stockholder of record on March 26, 2007.
2006 ANNUAL REPORT	Our 2006 Annual Report to Stockholders, which is not a part of this proxy soliciting material, is enclosed.
PROXY VOTING	You will be able to vote in one of four ways:
(1) Mark, sign, date and return your proxy card in the enclosed envelope.
(2) Call the toll-free telephone number on your proxy card and follow the instructions for telephone voting.
(3) Visit the web site shown on your proxy card and follow the instructions for voting on the Internet.
(4) Vote in person at the meeting.
You may always revoke your proxy before it is voted at the meeting by following the instructions in the accompanying proxy statement.

/s/ KEITH E. BUSSE
KEITH E. BUSSE
President and Chief Executive Officer

April 2, 2007

This proxy statement and the accompanying proxy are being first sent to stockholders on or about April 5, 2007.

i

STEEL DYNAMICS, INC.

6714 Pointe Inverness Way, Suite 200

Fort Wayne, IN  46804

Telephone:  (260) 459-3553

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 17, 2007

Voting Information

Purpose.   We are providing you with these proxy materials in connection with the solicitation of proxies by our Board of Directors, to be voted at our 2007 Annual Meeting of stockholders and at any postponement or adjournment thereof. We will hold the meeting on May 17, 2007, beginning at 9:00 a.m. EDT, in the Calhoun Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana 46802. Our fiscal year begins on January 1 and ends on December 31. References in this proxy statement to the year 2006, therefore, refer to the 12-month period from January 1, 2006 through December 31, 2006.

We started mailing this proxy statement and the accompanying form of proxy and voting instructions beginning on or about April 5, 2007. We are soliciting proxies from all of our stockholders in order to give all stockholders an opportunity to vote on matters to be presented at the meeting, even if they do not attend in person. In the following pages of this proxy statement, you will find information on matters to be voted on at the meeting or at any adjournment or postponement of the meeting. This Notice of Annual Meeting and Proxy Statement, the proxy and our 2006 Annual Report to Stockholders are also available on our Internet site at www.steeldynamics.com under the heading “Investors.”

Who Can Vote.   You are entitled to notice of and to vote at the Annual Meeting if you were a stockholder of record at the close of business on March 26, 2007. Each common share is entitled to one vote on each matter properly brought before the meeting.

If your shares of common stock are registered in your name with our transfer agent, Computershare Trust Company, N.A., you are the stockholder of record. But if your shares are held in the name of a broker, custodian, bank, or other nominee, that person is the stockholder of record and you are considered the “beneficial” owner. If you are not present in person at the Annual Meeting, your shares can be voted only if represented by a valid proxy, as described below under “Voting of Shares.”

Shares Outstanding.   On March 26, 2007, there were 108,094,022 shares of common stock outstanding. A list of stockholders entitled to vote at the meeting is available at our corporate headquarters office and will also be available at the meeting. Each share is entitled to one vote on each matter properly brought before the meeting.

Annual Meeting Webcast.   We will be webcasting this year’s Annual Meeting. You may access the webcast at www.steeldynamics.com by selecting “webcast.”  However, other than our proxy statement and form of proxy, no other information on our website, including the audio webcast, is to be considered a part of our proxy soliciting materials.

Voting of Shares.   We realize that most of you, our stockholders, will probably not be able to attend the meeting in person. Therefore, it is very important that your shares be represented by proxy. This is because we can only take action at the Annual Meeting, with respect to a particular matter, if a quorum, or majority, of the total number of shares of common stock outstanding and entitled to vote on that matter is present at the Annual Meeting, in person or by proxy. Therefore, we are asking for your proxy to authorize the persons named in the proxy to be present at the Annual Meeting, to represent you, and to vote your shares at the Annual Meeting in accordance with your instructions.

With respect to all shares you hold in your own name, if you do not provide instructions or send in your proxy, your shares will be voted FOR Proposal No. 1 (the election as directors of all nominees listed under “Election of Directors”); FOR Proposal No. 2 (the “Ratification of Outside Accountants”); and FOR discretionary authority to vote on any other matter to properly come before the meeting. In the election of directors (Proposal No. 1), you may vote “FOR” all the director nominees or your vote may be “WITHHELD” from one or more nominees. For all other proposals, you may vote “FOR” or “ABSTAIN.”

With respect to shares held in “street name” by a bank or other nominee, your broker, custodian, bank or other nominee, as the record owner of your shares, is required to vote your shares in accordance with your instructions. In order to vote these shares, however, you will need to follow your broker’s, custodian’s, bank’s or other nominee’s directions.

We are offering you four choices of how to vote by proxy:

•       You may vote by mail in the traditional manner by marking, signing, dating and returning your enclosed proxy card (if your shares are registered directly in your name) or voting card (if your shares are registered in the name of your broker, custodian, bank or other nominee) in the enclosed envelope.

•       You may vote by telephone using the toll-free telephone number and instructions shown on your proxy or voting card.

•       You may vote via the Internet by using the web site information and instructions listed on your proxy or voting card.

•       You may vote in person at the meeting.

We anticipate that telephone and Internet voting will be available 24 hours a day, 7 days a week. Both the Internet and telephone voting instructions are designed to prompt you on how to proceed and you will be able to confirm that your instructions have been properly received and recorded. For both of these methods, you will also need a control number, which is noted on your proxy or voting card. The telephone and Internet voting facilities will close at 11:59 p.m. EDT on May 16, 2007.

The method by which you vote will not limit your right to vote in person at the meeting if you decide to attend the meeting.

If you are the record owner and if you properly fill in and sign your proxy card and mail it in the enclosed, prepaid and addressed envelope, or if you submit your proxy instructions by telephone or over the Internet, your “proxy”—that is, the persons named in your proxy card—will vote your shares as you have directed. Once again, if you do not make specific choices, your proxy will vote your shares as follows:

•       FOR the election of all of the director nominees (Proposal No. 1); and

•       FOR ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal No. 2).

If any other matters are properly presented for consideration at the Annual Meeting, including consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the persons named as proxies and acting thereunder will have the discretion to vote on those matters according to their best judgment to the same extent as the person granting the proxy. At the date this proxy statement was printed, we did not, however, anticipate that any other matters would be raised at the Annual Meeting.

Revocation of a Proxy.   You may revoke your proxy at any time before it is voted at the meeting in one of four ways:

•       Notify our Assistant Secretary, Theresa Wagler, in writing before the meeting that you wish to revoke your proxy.

•       Submit another proxy with a later date.

•       Vote by telephone or Internet on a later date.

•       Vote in person at the meeting.

Required Vote.   The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for all purposes and all proposals. Abstentions and broker non-votes are counted as “present and entitled to vote” for purposes of determining whether a quorum exists. So long as a quorum is present, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the meeting is needed to elect directors, to ratify the Audit Committee’s appointment of Ernst & Young LLP and on any other matters that may properly come before the Annual Meeting.

Multiple Stockholders Sharing the Same Address.   Under rules adopted by the Securities and Exchange Commission (“SEC”), we are permitted to deliver a single copy of our proxy statement and annual report to stockholders sharing the same address. This process, called householding, allows us to reduce the number of copies of these materials that we must print and mail.

We have implemented householding for all stockholders who share the same last name and address and, for shares held in “street name,” where the shares are held through the same nominee (e.g., all accounts are at the same brokerage firm), so that they are receiving only one copy of the proxy statement and annual report per address.

However, if you share the same last name and address with other Steel Dynamics stockholders and would like to start or stop householding for your account, you may contact our Investor Relations Department in the manner described below under the heading “Investor Relations Department,” including your name, address, account number and, if applicable, the name of your broker or other holder of record. If you are currently receiving multiple copies of our annual report and proxy statement, you may also request householding by contacting us in the same manner. If you hold your shares through a broker, custodian, bank, or other holder of record, you can request householding by contacting that broker, custodian, bank, or other holder of record. If you consent to householding, your election will remain in effect until you revoke it.

Electronic Access to Proxy Materials and Annual Reports.   This proxy statement and the 2006 Annual Report to Stockholders are available on our website at www.steeldynamics.com under the heading “Investors.”

If you would like to review future proxy statements and annual reports over the Internet, instead of receiving paper copies, you may elect to do so either by voting at www.proxyvote.com and making the appropriate selections. Your election to view these documents over the Internet would then remain in effect until you revoke it. Please be aware that if you choose to access these materials over the Internet, you may incur costs such as telephone and Internet access charges for which you would be responsible. If you do choose to view future proxy statements and annual reports over the Internet, next year you will receive an e-mail with instructions on how to view those materials and vote your shares.

Cost of Preparing, Mailing and Soliciting Proxies.   We will pay all of the costs of preparing, printing and mailing this proxy statement and of soliciting these proxies. We will ask brokers, custodians, banks, or other holders of record, to forward the proxy materials and our 2006 Annual Report to the persons who were our beneficial owners on the record date. We will also reimburse such brokers, custodians, banks and other holders of record for their expenses incurred in sending proxies and proxy materials to our beneficial owners.

In addition, proxies may be solicited on our behalf in person or by telephone, e-mail, facsimile or other electronic means, by our officers, directors and employees who will receive no additional compensation for soliciting. We have also engaged the firm of Georgeson & Co. to assist us in the distribution and solicitation of proxies. We have agreed to pay Georgeson & Co. a fee of approximately $6,500 plus expenses for these services.

Annual Report.   We are including in this mailing a copy of our 2006 Annual Report to Stockholders, including our financial statements for the required periods ended December 31, 2006. The 2006 Annual Report is not, however, a part of this proxy statement.

Voting Results.   We will publish the voting results on our website at www.steeldynamics.com, at “Investors” following the Annual Meeting, as well as in our Form 10-Q for the second quarter of 2007, which we will file with the SEC.

Investor Relations Department.   You may contact our Investor Relations Department in one of four ways:

•       writing to Steel Dynamics, Inc., Investor Relations Department, 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804;

•       fax at 260-969-3590 to the attention of the Investor Relations Department;

•       e-mail to investor@steeldynamics.com; or

•       phone the Investor Relations Department at 260-459-3553.

Stockholder Communications with Directors.   If you wish to communicate with the Board of Directors, with any particular Board committee, or individual directors or the entire Board you may do so by sending a communication, marked “Stockholder Communication,” in care of the Assistant Secretary at our corporate offices, 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804. Your letter should indicate that you are a Steel Dynamics stockholder. The Assistant Secretary will review each such communication and, depending upon the subject matter, will either forward the communication to the director or committee chair to whom it is addressed, forward it to the Chair of the Corporate Governance and Nominating Committee or to the Company’s legal counsel, attempt to deal with the subject matter directly where it is a request for general information about the Company, or not forward or act on the matter where it consists of spam, involves junk mail, contains resumes, is primarily commercial in nature, involves personal grievances or is otherwise irrelevant to the Board governance process.

Governance of the Company

Corporate Governance Policy.   Our business affairs are managed under the direction of our Board of Directors in accordance with the Indiana Business Corporation Law and our Articles of Incorporation and Bylaws. The role of our Board of Directors is to effectively govern the affairs of our Company for the benefit of our stockholders and other constituencies. The Board strives to ensure the success and continuity of our Company and its mission through the election and appointment of qualified management, which regularly keeps Board members informed regarding our business and regarding our industry. The Board is also responsible for ensuring that Steel Dynamics, Inc.’s activities are conducted in a responsible and ethical manner. We are committed to the maintenance of sound corporate governance principles.

We operate under corporate governance principles and practices that are reflected in written Corporate Governance Policies which is available on our website at www.steeldynamics.com at “Investors.” These include the following principles:

•       A majority (currently 60%) of our directors and all of the members of our Audit, Compensation and Corporate Governance and Nominating Committees are required at the minimum to meet the independence requirements of the Nasdaq National Market’s Marketplace Rules.

•       The Board and each Board committee have the authority to engage independent legal, financial or other advisors as they deem necessary, at our expense.

•       Independent and non-employee directors meet in executive session at least quarterly.

•       Our Board and Board committees conduct an annual self-evaluation.

•       Our Board reviews succession planning at least annually.

•       Directors have total access to our officers and employees.

•       Our independent directors utilize input from the Corporate Governance and Nominating Committee and from the Compensation Committee to conduct an annual review of our CEO’s performance.

Committees and Meetings of the Board of Directors.   During 2006, the Board of Directors had three standing committees:  an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Our Audit Committee and Corporate Governance and Nominating Committees each have four members, and our Compensation Committee has three members.

Each of our Board committees has adopted a charter that governs its authority, responsibilities and operation. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the Nasdaq Stock Market regarding corporate governance policies, processes and listing standards. In conformity with the requirement of such rules and listing standards, we have adopted a statement of our Corporate Governance Policies, described earlier, and we have adopted a written Audit Committee Charter, a Compensation Committee Charter, which has been revised and is attached hereto as Annex A, and a Corporate Governance and Nominating Committee Charter. The Audit Committee Charter, as well as the charters of the Compensation Committee, as revised, and the Corporate Governance and Nominating Committee may all be found on our company website, at www.steeldynamics.com under “Investors—Corporate Governance” or by writing to Steel Dynamics, Inc., Attention:  “Investor Relations,” 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana  46804 and requesting copies.

Director Independence.   Each of our three committee charters also require that each member of each committee meet:  (1) all applicable criteria defining “independence” that may be prescribed from time to time under Nasdaq Marketplace Rule 4200(a)(15), Rule 10A(m)(3) under the Securities Exchange Act of 1934, and other related rules and listing standards, (2) the definition of a “non-employee director” within the meaning of Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934, and (3) the definition of an “outside director” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code.

Our Board of Directors also annually makes an affirmative determination that all such “independence” standards have been and continue to be met by the independent directors and members of each of our three committees, that each director qualifying as independent is neither an officer or an employee of Steel Dynamics, Inc. or any of its subsidiaries  nor an individual that has any relationship with Steel Dynamics, Inc. or any of its subsidiaries, or with management (either directly or as a partner, stockholder or officer of an entity that has such a relationship) which, in the Board’s opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, a director is presumptively considered not independent if

•       the director, at any time within the past three years, was employed by Steel Dynamics or any of its subsidiaries;

•       the director or a family member received payments from Steel Dynamics or any of its subsidiaries in excess of $60,000 during any period of twelve consecutive months within the preceding three years (other than for Board or Committee service, from investments in the Company’s securities or from any Company retirement plan);

•       the director is, or has a family member who is a partner in, an executive officer or controlling stockholder of any entity to which Steel Dynamics made, or from which Steel Dynamics received payments for property or services in the current or prior three years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more (other than, with other minor exceptions, payments arising solely from investments in the company’s securities);

•       the director is a family member of a person who is, or at any time during the three prior years was employed as an executive officer by Steel Dynamics or any of its subsidiaries;

•       the director is, or has a family member who is employed as an executive officer of another entity where at any time within the prior three years any of Steel Dynamics’ executive officers served on the compensation committee of the other entity; or

•       the director is, or has a family member who is a current partner of Steel Dynamics, Inc.’s independent auditing firm, or was a partner or employee of that firm who worked on the Company’s audit at any time during the prior three years.

The Board made its independence determination with respect to each director for the year 2006 and for each director nominee for election to the Board of Directors at the 2007 Annual Meeting. The Board has similarly made an additional affirmative determination of independence with respect to each member of the Audit Committee, under the special Audit Committee independence criteria set forth in Rule 4350(d) of Nasdaq’s Marketplace Rules.

The Board determined that during 2006 six of the ten members of the Board of Directors, Frank D. Byrne, M.D., Paul B. Edgerley, Richard J. Freeland, Dr. Jürgen Kolb, James C. Marcuccilli and Joseph D. Ruffolo met all independence requirements, thus constituting a majority of the ten member Board. The Board has determined that, for 2007, if elected at the 2007 Annual Meeting, the same six persons continue to meet all independence criteria.

The Board of Directors held five regularly scheduled and special meetings during 2006, and all directors attended at least 75% of the meetings of the Board of Directors and of the various committees on which they served during 2006. Steel Dynamics, Inc.’s independent directors and at times the independent directors and the Company’s other non-employee director, meet at regularly scheduled quarterly and occasional special executive sessions without management.

The Company urges all members of the Board to attend the Annual Meeting. At the 2006 Annual Meeting all ten Board members were in attendance.

The members of each committee, and the chair of each committee, are appointed annually by the Board.

The Corporate Governance and Nominating Committee.   The Corporate Governance and Nominating Committee met three times during 2006.

The members of this Committee during 2006 were Dr. Jürgen Kolb, Richard J. Freeland, Frank D. Byrne, M.D. and James C. Marcuccilli. Dr. Kolb acted as Chair of the Committee.

The Corporate Governance and Nominating Committee is responsible for:

•       Reviewing and evaluating development in corporate governance practices, and reporting and recommending to the Board effective corporate governance policies and procedures applicable to the Company, including Board organization, size and composition.

•       Establishing criteria for and identifying, evaluating and recommending to the Board both incumbent and prospective nominees for election as directors by Steel Dynamics’ stockholders at each Annual Meeting, as well as for appointment by the Board to fill any director vacancies.

•       Identifying Board members for assignment to various Board committees.

•       Drafting and overseeing a Code of Conduct applicable to our Chief Executive Officer, our Chief Financial Officer and other financial officers and managers, as well as directors and a Company-wide Code of Ethics.

•       Reviewing the performance of Board and Board committee members and making recommendations to the Board concerning the number, function and composition of the Board’s committees.

•       Establishing and overseeing management succession planning and implementation.

When considering a candidate for nomination as a director at an Annual Meeting, or when a vacancy occurs on the Board of Directors, including a vacancy created by an increase in the number of directors, the Corporate Governance and Nominating Committee identifies potential candidates to fill the vacancy. Candidates may be referred or recommended to the Committee from many different sources, including by members of the Committee, referrals by other directors or by community people, by Company officers, by outside persons or advisors, or by a stockholder in accordance with the procedures described below.

Background information on each candidate is reviewed, as well as the candidate’s accomplishments, experience, skills, business acumen, financial literacy, integrity, independence from management, informed judgment and practical wisdom, collegiality, a commitment to represent the long term interests of the Company and all its stockholders without a conflict of interest, willingness to devote the necessary time and attention to the business of the Company and the needs of the Board and the nominee’s ability to work in and promote a productive environment. Generally, the members of the Corporate Governance and Nominating Committee will first consider current Board members for re-nomination to the extent they have determined that these persons, through their prior performance, have demonstrated that they meet the applicable criteria and have developed a valuable in-depth knowledge of the Company, its history, its strengths and weaknesses, and its goals and objectives. In the case of a candidate recommended by a stockholder, the Corporate Governance and Nominating Committee may take into account the number of shares held by the recommending stockholder and the length of time that such shares have been held.

The Corporate Governance and Nominating Committee will consider nominees recommended by stockholders. In order to provide the Committee sufficient time to evaluate candidates, stockholders desiring to recommend a director candidate for consideration by the Committee should send such recommendation to Steel Dynamics, Inc., Attention: Assistant Secretary, 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804, no later than December 15, 2007, who will forward it to the Committee. Any such recommendation should include a description of the candidate’s qualifications for Board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, stock ownership information, the candidate’s resume, information regarding any relationship or understanding between the proposing stockholder, the candidate and any other person or organization and the addresses and telephone numbers for contacting the stockholder and/or the candidate for more information. A stockholder who wishes to nominate an individual as a director candidate at the Annual Meeting of stockholders, rather than recommend the individual to the Corporate Governance and Nominating Committee as a nominee, must comply with the advance notice requirements set forth in this proxy statement under “Stockholders’ Proposals for 2008 Annual Meeting.”  The Committee did not receive any stockholder nominee recommendations for the 2007 Annual Meeting.

The Compensation Committee.   The members of the Compensation Committee during 2006 were Richard J. Freeland, Joseph R. Ruffolo and Frank D. Byrne, M.D., all of whom were and continue to be independent within the meaning of Nasdaq Marketplace Rule 4200(a)(15), Rule 10A(m)(3) under the Securities Exchange Act of 1934, the definition of a “non-employee director” within the scope of Rule 16b-3 under the Securities Exchange Act of 1934, and the definition of an “outside director” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code.

Richard J. Freeland acted as chair of the Compensation Committee during 2006.

The Compensation Committee is responsible for:

•       Reviewing the performance of the executive officers of the Company, including the Chief Executive Officer.

•       Establishing compensation goals, objectives and elements, including performance-based criteria and the relative weight to be accorded to short-term and long-term components.

•       Approving and recommending to the Board, the compensation programs and annual compensation of the Chief Executive Officer and all other executive officers.

•       Approving, recommending to the Board, overseeing and acting as the “Administrator” or “Committee” in connection with the Company’s equity and cash-based incentive compensation programs, including its 1994 and 1996 Employee Stock Option Plans, its 2003 Executive Incentive Compensation Plan and its 2006 Equity Incentive Plan, with the authority to approve and authorize both equity and cash-based awards, options and grants thereunder.

•       Approving and recommending to the Board the elements and amounts of compensation for non-employee directors, including the annual cash retainer fees, and any equity-based compensation.

Our Board of Directors has adopted a written Charter for the Compensation Committee, which it revises from time to time. A copy of our Compensation Committee Charter, as revised, is attached as Annex A to this Proxy Statement and is also available on our website at www.steeldynamics.com under “Investors.” In addition, the Compensation Committee reviews our Compensation Discussion and Analysis, set forth in this Proxy Statement commencing at page 20, and determines whether it should be included in our Annual Report on Form 10-K or, alternatively, included in this Proxy Statement and incorporated by reference from this Proxy Statement into our Annual Report on Form 10-K. The Compensation Committee’s report is set forth beginning on page 19 of this Proxy Statement.

During 2006, the Compensation Committee held six committee meetings, and all members of the Compensation Committee attended 75% or more of these meetings.

Compensation Committee Interlocks and Insider Participation.   No officer or employee or former officer of the Company or any of its subsidiaries served as a member of the Compensation Committee during 2006. Moreover, during 2006 (a) no executive officer of the Company served on the compensation committee of another entity, one of whose executive officers served on our Compensation Committee, and (b) no executive officer of the Company served as a director of another entity, one of whose executive officers served on our Compensation Committee.

The Audit Committee.   The Audit Committee met eight times during 2006.

The members of the Audit Committee during 2006 were Joseph D. Ruffolo, Paul B. Edgerley, Dr. Jürgen Kolb and James C. Marcuccilli, all of whom are independent and all of whom attended at least 75% of the Audit Committee meetings. Messrs. Ruffolo and Edgerley served as Co-Chairs of the Audit Committee.

Our Board has also determined that all members of our Audit Committee, by virtue of their extensive financial and business experience and training, met and continue to meet the criteria of an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K under the Securities Exchange Act. None of the members of the Audit Committee serve on the audit committee of more than two other public companies.

The Audit Committee is responsible for:

•       The review, oversight and monitoring of our financial reporting process and the integrity of our financial statements.

•       Reviewing with management the adequacy and effectiveness of our internal, financial and disclosure controls and the development of our internal audit function.

•       The qualifications, performance and independence of our independent auditors.

•       Risk management and our compliance with legal and regulatory requirements.

In addition, the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of our independent auditors and appropriateness of and the approval of the fees for audit and permissible non-audit services to be provided by the independent auditors. The Audit Committee is also responsible for the establishment of procedures for the receipt, evaluation, disposition, retention and treatment of complaints, if any, regarding accounting, internal accounting controls, auditing matters and matters involving allegations, if any, of financial mismanagement or irregularities.

The Audit Committee meets periodically with management and with our independent auditors in the discharge of its responsibilities. The Committee reviews our financial statements and discusses them with management and our independent auditors before those financial statements or the results thereof are publicly released and before they are filed with the Securities and Exchange Commission. The Audit Committee also regularly meets privately with the independent auditors.

The report of the Audit Committee is set forth in this Proxy Statement beginning at page 30.

Section 16(a) Beneficial Ownership Reporting Compliance.   Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file with the SEC initial reports of beneficial ownership of our common stock and other equity securities or derivatives, as well as reports of changes in beneficial ownership. These individuals are required to provide us with a copy of their required Section 16(a) reports as and when they are filed. Based on our records and information furnished to us by our executive officers and directors, we believe that all Securities and Exchange Commission filing requirements applicable to our directors and executive officers with respect to 2006 were met.

Stockholder Proposals for 2008.   Any stockholder satisfying the requirements of the Securities and Exchange Commission’s Rule 14a-8 and wishing to submit a proposal to be included in the Proxy Statement for the 2008 Annual Meeting of Stockholders must submit the proposal in writing to our Assistant Secretary, Theresa Wagler, at 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804, on or before December 15, 2007.

In addition, any stockholder who has not submitted a timely proposal for inclusion in next year’s proxy statement but still wishes to make a proposal at next year’s Annual Meeting must deliver written notice to our Assistant Secretary no later than 60 days nor more than 90 days prior to the first anniversary of the record date for this year’s Annual Meeting. Therefore, for our 2008 Annual Meeting, if such a proposal is not delivered prior to January 27, 2008, it may not be presented at the meeting at all. If a proposal is made after December 27, 2007 and prior to January 27, 2008, we will retain the discretion to vote proxies we receive with respect to any such proposals, so long as we include in our next year’s proxy statement advice on the nature of any such proposal and how we intend to exercise our voting discretion, and so long as the proponent does not provide us with a written statement within the time frame determined under Securities and Exchange Commission Rule 14a-4(c)(1) that the proponent intends to deliver his own proxy statement and form of proxy with respect to that proposal.

Proposal No. 1
Election of Directors

Our stockholders will elect ten directors at the 2007 Annual Meeting. The persons listed below are all incumbent members of our Board, whose Board service and performance as directors during 2006 were found by the Committee to have been exemplary. Therefore, they have been recommended for nomination and re-election by the Corporate Governance and Nominating Committee and have been nominated by the Board of Directors. Each director, if elected, will serve until our 2008 Annual Meeting of Stockholders, until a qualified successor director has been elected, or until he resigns or is removed by the Board.

We will vote your shares as you specify on the enclosed proxy card, or by telephone or Internet. If you do not specify how you want your shares voted, we will vote them FOR the election of all of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for us to substitute another person for any of the nominees, we will vote your shares FOR that other person. We do not anticipate that any nominee will be unable to serve.

If you wish your shares voted for some but not all of the nominees, or if you wish to withhold your vote from some but not all of the nominees, you may so indicate on the proxy card or by telephone or the Internet when you vote your proxy.

Upon recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated Keith E. Busse, Mark D. Millett, Richard P. Teets, Jr., John C. Bates, Frank D. Byrne, M.D., Paul B. Edgerley, Richard J. Freeland, Dr. Jürgen Kolb, James C. Marcuccilli and Joseph D. Ruffolo.

Six of the ten directors of the Company (indicated by asterisk in the following Table of “Information About Directors, Nominees and Executive Officers”) are “independent directors” as defined by Section 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market. Our Board of Directors has additionally reviewed all transactions during 2006 with companies in which such directors might have owned any interest, for the purpose of ensuring that such transactions, if any, were approved in accordance with our Statement of Policy For the Review, Approval or Ratification of Transactions With Related Parties and, further, for the purpose of determining whether any of such transactions impacted the independence of such directors. There were no such transactions. For additional discussion of this issue, we refer you to the section on “Related Persons Transactions” beginning on page 42. The Board affirmatively determined that none of such independent directors is an officer or employee of the Company or any of our subsidiaries and none of such persons have any relationships which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

It is the intention of the persons named in the enclosed proxy to vote the proxy for the election of the ten nominees, unless you withhold authority to vote for the election of any or all of these nominees. Each of the nominees for election as director has indicated his willingness to serve, if elected, but in the event that any nominee at the time of the election is unable to serve or is otherwise unavailable for election, the Board, upon recommendation of the Corporate Governance and Nominating Committee, may select a substitute nominee, and in that event the persons named in the enclosed proxy intend to vote the proxy for the person so selected. If a substitute nominee is not so selected, such proxy will be voted for the election of the remaining nominees.

The following table provides information, as of the date of this proxy statement, about each incumbent member of the Board of Directors, all of whom are nominees for election as directors. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies for which he serves as a director. None of the director nominees serves as a director of an investment company under the Investment Company Act of 1940, as amended.

Information about the number of shares of common stock beneficially owned by each director appears later in this proxy statement under the heading “Beneficial Stock Ownership of Directors, Executive Officers and Persons Owning More than Five Percent of the Company’s Common Stock.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE NOMINEES:

Keith E. Busse	Paul B. Edgerley
Mark D. Millett	Richard J. Freeland
Richard P. Teets, Jr.	Dr. Jürgen Kolb
John C. Bates	James C. Marcuccilli
Frank D. Byrne, M.D.	Joseph D. Ruffolo

INFORMATION ABOUT DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following information, including the name, age, five-year business experience and year each person became a director or executive officer, is furnished with respect to each director, including the ten nominees for election as a director (as indicated by an “X” in the “Director Nominee” column), the Chief Executive Officer and the four next highest paid executive officers (the “Named Executive Officers”) of the Company.

Name	Age	Position(s)	Director Nominee	Has Served as Director Since	Year When Term as a Director Expires
Keith E. Busse	64	President, Chief Executive Officer and Director	X	1993	2008
Mark D. Millett	47	Vice President and General Manager of Flat Roll Division and Director	X	1993	2008
Richard P. Teets, Jr.	52	Vice President and General Manager of Structural and Rail Division and Director	X	1993	2008
John C. Bates	63	Director	X	1994	2008
Frank D. Byrne, M.D.	54	Director*	X	2005	2008
Paul B. Edgerley	51	Director*	X	2002	2008
Richard J. Freeland	70	Director*	X	2000	2008
Dr. Jürgen Kolb	64	Director*	X	1996	2008
James C. Marcuccilli	56	Director*	X	2005	2008
Joseph D. Ruffolo	65	Director*	X	1999	2008
Gary E. Heasley	42	Vice President and Chief Financial Officer
T. Joe Crawford	51	Vice President and General Manager of Roanoke Bar Division

*Indicates an “independent director”

The business experience of each of the directors and Named Executive Officers of the Company for at least the past five years is summarized below:

Keith E. Busse has been the President, Chief Executive Officer and a director since 1993. Prior to 1993, for a period of twenty-one years, Mr. Busse worked for Nucor Corporation, where he last held the office of Vice President. Mr. Busse is a co-founder of the Company. Mr. Busse is a director of Tower Financial Corporation, a publicly held bank holding company.

Mark D. Millett has been Vice President and General Manager of our Flat Roll Division and a director since 1993. Prior to 1993, Mr. Millett worked for Nucor Corporation, which he joined in 1982. Mr. Millett is a co-founder of the Company.

Richard P. Teets, Jr. has been Vice President and General Manager of our Structural and Rail Division and a director since 1993. Prior to 1993, Mr. Teets worked for Nucor Corporation, which he joined in 1987. Mr. Teets is a co-founder of the Company.

John C. Bates is the President and Chief Executive Officer and a director of Heidtman Steel Products, Inc., which he joined in 1963, and for which he has served as its President and Chief Executive Officer and a director since 1969. Heidtman Steel is our largest customer for our steel products.

Frank D. Byrne, M.D. is currently President of St. Marys Hospital Medical Center in Madison, Wisconsin. Previously, he served eight years as President and Medical Director of Parkview Hospital in Fort Wayne, Indiana. Prior to that, Dr. Byrne practiced pulmonary and critical care medicine in Fort Wayne. He is currently a member of the board of directors of Lincare Holdings, Inc., a publicly traded medical equipment company, and serves on its audit committee. Dr. Byrne is a member of both our Compensation Committee and of our Corporate Governance and Nominating Committee.

Paul B. Edgerley has been Managing Director of Bain Capital, Inc., a venture capital firm, since May 1993 and, from 1990 to 1993, a general partner of Bain Venture Capital. He is also a director of Keystone Automotive Operations, Inc. and Sensata Technologies, both of them publicly traded corporations. Mr. Edgerley is a member of and Co-chair of our Audit Committee.

Richard J. Freeland has been the President and Chief Executive Officer for more than twenty-eight years of Pizza Hut of Fort Wayne, Inc. and six affiliated companies that own and operate more than 40 Pizza Hut franchised restaurants in Indiana and Ohio. Mr. Freeland is a member of our Compensation Committee and of our Corporate Governance and Nominating Committee.

Dr. Jürgen Kolb was a member of the executive board of Salzgitter, AG, a German steelmaker, and from 1986 to 2001, served as its Director of Sales, before retiring in 2001. Dr. Kolb is a member of our Audit Committee and of our Corporate Governance and Nominating Committee.

James C. Marcuccilli has served as President and Chief Executive Officer of STAR Financial Bank, a regional bank based in Fort Wayne, Indiana, since 1997. Mr. Marcuccilli serves as a director of STAR Financial Group, Inc., the holding company parent of STAR Financial Bank, as well as a director of STAR Financial Bank. Mr. Marcuccilli is a member of our Audit Committee and of our Corporate Governance and Nominating Committee.

Joseph D. Ruffolo has been a principal in Ruffolo Benson LLC, a business and financial consulting firm, since 1994. Prior to that, Mr. Ruffolo was the President and Chief Executive Officer of North American Van Lines, Inc. Mr. Ruffolo is a director of Tower Financial Corporation, a publicly held bank holding company. Mr. Ruffolo is also a member and Co-Chair of our Audit Committee and a member of our Compensation Committee.

Security Ownership of Directors and Executive Officers

The following table shows how much Steel Dynamics, Inc. common stock the directors, director nominees, the Named Executive Officers, and all directors, nominees and executive officers as a group beneficially owned as of March 26, 2007. The Named Executive Officers include the Chief Executive Officer and the four next most highly compensated executive officers based upon compensation earned during 2006. For purposes of the following table, beneficial ownership is determined in accordance with the rules of the SEC.

	Beneficial Ownership as of March 26, 2007
Name	Current Beneficial Holdings	Shares Subject to Options†	Total	Percent Owned*
Named Executive Officers
Keith E. Busse(1)	1,084,377	17,788	1,102,165	1.0%
Mark D. Millett(2)	1,373,254	51,821	1,425,075	1.3%
Richard P. Teets, Jr.(3)	2,424,769	45,055	2,469,824	2.2%
T. Joe Crawford(4)	39,097	21,793	60,890	0.1%
Gary E. Heasley(5)	25,924	12,193	38,117	0.0%
Other Directors or Nominees
John C. Bates(6)	2,872,002	11,944	2,883,946	2.6%
Paul B. Edgerley(7)	2,000	11,944	13,944	0.0%
Richard J. Freeland(8)	22,978	4,016	26,994	0.0%
Dr. Jürgen Kolb(9)	2,000	4,016	6,016	0.0%
Joseph D. Ruffolo(10)	10,600	11,944	22,544	0.0%
Dr. Frank D. Byrne(11)	2,000	2,034	4,034	0.0%
James C. Marcuccilli(12)	2,000	2,034	4,034	0.0%
Directors and Executive Officers as a Group (12 persons)	7,861,001	196,582	8,057,583	7.3%

†                    Represents currently exercisable options and options exercisable within 60 days.

*                    Assumes exercise of all stock options (for 2,037,767 shares) currently exercisable or exercisable within 60 days, with a corresponding increase in the number of outstanding shares from 108,094,022 on the record date to 110,131,789.

(1)          President and Chief Executive Officer and a director. Includes 20,981 shares that are not yet vested, awarded for 2006 and 2005, pursuant to our 2003 Executive Incentive Compensation Plan.

(2)          Vice President and General Manager of our Flat Roll Division and a director. Includes 12,401 shares that are not yet vested, awarded for 2006 and 2005, pursuant to our 2003 Executive Incentive Compensation Plan.

(3)          Vice President and General Manager of our Structural and Rail Division and a director. Includes 16,000 shares of common stock owned by Mr. Teets’ spouse, with respect to which Mr. Teets disclaims beneficial ownership. Includes 9,603 shares that are not yet vested, awarded for 2006 and 2005, pursuant to our 2003 Executive Incentive Compensation Plan.

(4)          Vice President and General Manager of our Roanoke Bar Division. Includes 4,718 shares that are not yet vested, that were awarded for 2006, pursuant to our 2003 Executive Incentive Compensation Plan.

(5)          Vice President and Chief Financial Officer. Includes 8,879 shares that are not yet vested, that were awarded for 2006 and 2005, pursuant to our 2003 Executive Incentive Compensation Plan.

(6)          Director. Consists of all shares of common stock held of record by Heidtman Steel Products, Inc., of which Mr. Bates is the President and Chief Executive Officer. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Bates pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(7)          Director. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Edgerley pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(8)          Director. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Freeland pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(9)          Director.  Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Dr. Kolb pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(10) Director. Includes 2,000 shares held in Mr. Ruffolo’s retirement plan. Also includes 1,300 shares held by Mr. Ruffolo’s spouse, with respect to which he disclaims beneficial ownership. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Ruffolo pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(11) Director. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Dr. Byrne pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(12) Director. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Marcuccilli pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

Security Ownership of Certain Beneficial Owners

Five Percent Holders.   The following table shows each person who, based upon their most recent filings with the Securities and Exchange Commission, and based upon a total of 96,983,303 shares outstanding at December 31, 2006, beneficially owns more than 5% of our common stock:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
Barclays Global Investors, NA	8,252,673	8.5%
45 Fremont Street San Francisco, CA 94105
Goldman Sachs Asset Management, L.P.	5,500,164	5.7%
32 Old Slip New York, NY 10005
LSV Asset Management	5,576,030	5.7%
1 N. Wacher Drive, Suite 4000 Chicago, IL 60606
Mellon Financial Corporation	4,919,384	5.1%
One Mellon Center Pittsburgh, PA 15258

(1)          Based on January 23, 2007 filing of Schedule 13G with the SEC, represents 6,759,035 shares beneficially owned by Barclays Global Investors, N.A., 1,124,137 shares beneficially owned by Barclays Global Fund Advisors, 346,185 shares beneficially owned by Barclays Global Investors, Ltd. and 23,316 shares beneficially owned by Barclays Global Investors Japan Trust and Banking Company Limited.

(2)          Based on January 29, 2007 filing of Schedule 13G with the SEC, represents 5,151,234 shares over which Goldman Sachs Assets Management, L.P. exercises sole voting power, and 5,500,164 shares over which it exercises sole dispositive power.

(3)          Based on February 12, 2007 filing of Schedule 13G with the SEC, represents shares over which LSV Asset Management exercises sole voting and dispositive power.

(4)          Based on February 14, 2007 filing of Schedule 13G with the SEC, represents 3,414,842 shares over which Mellon Financial Corporation exercises sole voting power, 30,000 over which it exercises shared voting power, 4,481,634 shares over which it exercises sole dispositive power and 421,100 shares over which it exercises shared dispositive power.

Proposal No. 2

Ratification of the Appointment of Independent
Registered Accounting Firm as Auditors

In accordance with the provisions of the Sarbanes-Oxley Act of 2002, the Audit Committee has appointed Ernst & Young LLP as our independent registered accounting firm, to conduct our annual audit for the year 2007. Although not legally required but in accordance with established policy, we are submitting this appointment to stockholders for ratification. In the event the appointment is not ratified by a majority of votes cast, in person or by proxy, we anticipate that no change in auditors would be made for the current year, because of the difficulty and expense of making any change mid-year. However, any such vote would be considered in connection with the independent registered public accounting firm’s appointment for 2008.

Ernst & Young LLP conducted our annual audit for 2006, and we believe that representatives of Ernst & Young LLP will be present at the meeting, will make themselves available at the meeting to respond to appropriate questions from stockholders, and, if the representatives desire, will have an opportunity to make a statement.

The Board of Directors recommends a vote FOR the approval of the appointment of Ernst & Young LLP as our independent registered accounting firm for 2007.

Audit and Non-Audit Fees.   The following table presents fees paid for professional audit services rendered by Ernst & Young LLP, an independent registered accounting firm, for the audit of our annual financial statements for the years ended December 31, 2006 and 2005.

	2006	2005
Audit Fees	$709,000	$480,000
Audit-Related Fees	18,000	14,000
Tax Fees	244,000	79,000
All Other Fees	102,000	118,000
	$1,073,000	$691,000

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor.   Consistent with SEC policies regarding auditor independence, the Audit Committee must pre-approve all audit and permissible non-audit services provided by our independent auditors. Our Non-Audit Services Pre-Approval Policy covers all services to be performed by our independent auditors. The policy contemplates a general pre-approval for all audit, audit-related, tax and all other services that are permissible, with a general pre-approval period of twelve months from the date of each pre-approval. Any other proposed services that are to be performed by our independent auditors, not covered by or exceeding the pre-approved levels or amounts, must be specifically approved in advance.

Prior to engagement, the Audit Committee will pre-approve the following categories of services. These fees are budgeted, and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year, by category of service.

1.                 Audit fees include fees for services rendered in connection with the audit of the Company’s consolidated financial statements included in the Company’s Form 10-K and reviews of financial statements included in the quarterly Form 10-Qs; fees for the audit of Steel Dynamics’ internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; subsidiary audits, work performed and other work required to be performed by the independent auditors to be able to form an opinion on our consolidated financial statements. Such work includes, but is not limited to, fees for the review of the Company’s valuation of business combinations, services rendered in connection with comfort letters, statutory audits of subsidiaries, and services associated with statutory or regulatory filings or engagements, including SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

2.                 Audit-related fees include fees for services reasonably related to the performance of the audit or review of our financial statements and internal controls over financial reporting or that are traditionally performed by the independent auditors. Such services during 2006 included services in connection with accounting consultations related to accounting, financial reporting or disclosure matters not classified as “audit services.”

3.                 Tax fees include fees related to services performed by the independent auditors’ tax personnel, except those services specifically related to the financial statements, and during 2006 included tax consulting fees (assistance with tax audits and appeals, tax advice relating to mergers and acquisitions, due diligence assistance regarding tax matters and transfer pricing studies).

4.                 All other fees include fees related to due diligence assistance and benefit plan analysis relating to the Roanoke Electric Steel acquisition.

Applicable SEC rules and the Audit Committee’s pre-approval policy permits the delegation of pre-approval authority for services not covered by the Audit Committee’s general pre-approval to either of the Co-Chairs of the Audit Committee.

Report of the Audit Committee

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight regarding the integrity of accounting functions and systems of internal controls. Management has the primary responsibility for our accounting and financial reporting processes, the establishment and effectiveness of internal controls and the preparation and integrity of our consolidated financial statements. Ernst & Young LLP, our independent auditing firm, is responsible for performing an independent audit of our consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and issuing opinions on whether those financial statements are presented fairly in conformity with accounting principles generally accepted in the United States, on management’s assessment of the effectiveness of internal control over financial reporting and on the effectiveness of our internal control over financial reporting. The Audit Committee oversees our financial reporting process on behalf of the Board, reviews our financial disclosures, and meets privately, outside the presence of management, with our independent auditors to discuss our internal accounting control policies and procedures.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and with Ernst & Young LLP, and recommended to the Board of Directors (and the Board of Directors approved) the inclusion of the audited consolidated financial statements in our 2006 Annual Report on Form 10-K, for filing with the Securities and Exchange Commission, as well as the quarterly financial statements included in the Company’s Forms 10-Q during 2006, including the specific disclosures in the section entitled “Management Discussion and Analysis of Financial Condition and Results of Operations.” These discussions also addressed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has discussed with the Company’s independent auditors, Ernst & Young LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standard No.1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors their independence.

The Audit Committee has also considered whether the provision of services by Ernst & Young LLP not related to the audit of the financial statements referred to above is compatible with maintaining Ernst & Young LLP’s independence.

The Audit Committee also selects and appoints our independent auditors, reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, and reviews and approves the independent auditors’ fees. In that regard, the Audit Committee approved the selection and engaged the services of Ernst & Young LLP as our independent auditing firm for the Company’s fiscal year ending December 31, 2007.

The Audit Committee:

Joseph D. Ruffolo, Co-Chair
Paul B. Edgerley, Co-Chair
Dr. Jürgen Kolb, Member
James C. Marcuccilli, Member

April 2, 2007

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

Report of the Compensation Committee

Steel Dynamics, Inc.’s Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis required by item 402(b) of Regulation S-K and, based on such review and discussion, has recommended to the Board that the following Compensation Discussion and Analysis be included in the Proxy Statement and, as incorporated by reference, in our Annual Report on Form 10-K.

The Compensation Committee:

Richard J. Freeland, Chair
Joseph D. Ruffolo, Member
Frank D. Byrne, M.D.

April 2, 2007

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis may contain statements regarding future individual and company performance targets or goals. We have disclosed these targets or goals in the limited context of Steel Dynamics, Inc. compensation programs; and, therefore, you should not take these statements to be statements of management’s expectations or estimates of results or other guidance. We specifically caution shareholders not to apply any such statements to other contexts.

This is a report by the Company and our senior officers, primarily our Chief Executive and Chief Financial Officer. It is not a report of the Compensation Committee. Accordingly, the term “we,” “our” and “us” refer to the Company, or, where the context requires, to our senior officers.

Preliminary Statement

This Compensation Discussion and Analysis, or CD&A, addresses the philosophy behind and the objectives of our compensation policies for executive officers named in the Summary Compensation Table and for certain other executives. In addition, this CD&A provides a principles-based context to the data presented in the tables that follow.

This CD&A addresses:

•       the objectives of our compensation program (found in the section entitled “Compensation Philosophy and Objectives” beginning on page 19);

•       what our compensation program is designed to reward (also described in the section entitled “Compensation Philosophy and Objectives” beginning on page 19);

•       each element of compensation (set forth in the section entitled “Primary Elements of Our Compensation Program” beginning on page 22);

•       how we determine amounts and formulas for pay (also described with each element of compensation, including base salaries, short-term incentives and long-term incentives); and

•       how each compensation element and our decisions regarding each such element fit into our overall compensation objectives and how they affect decisions regarding other elements (described with each element of compensation, as well as in the section entitled “Use of Outside Consultants: Benchmarking” beginning on page 21).

Administration of our Compensation Program

The Compensation Committee, or Committee, of our Board of Directors has responsibility for the development, implementation, monitoring, administration and oversight of all elements of our executive compensation programs, as well as responsibility for ensuring that our compensation plans and programs remain true to our compensation philosophy. The Committee annually evaluates and establishes the compensation of (i) the Chief Executive Officer, (ii) with input from the Chief Executive Officer or other senior executives, the compensation of the Chief Financial Officer and the Named Executive Officers included in the Summary Compensation Table, as well as certain other executive officers, and (iii) our directors.

The Committee also suggests, reviews and approves all specific grants and awards under our compensation plans, as well as all of our incentive compensation plans, including all equity-based plans, and recommends such plans to our Board of Directors for ultimate approval.

The Compensation Committee meets as often as necessary to perform its duties and responsibilities. During 2006, the Committee met five times but since year-end has met an additional three times. The Committee from time to time invites the Chief Executive Officer and may invite other senior officers, to attend portions of its meetings, but no member of management is present during any Committee deliberations or decision-making.

The Committee operates under a written charter adopted by the Board, which is available online at www.steeldynamics.com under the link to “Investors.” The Committee may not delegate its authority to other persons, except that it may delegate the performance of certain functions to its Chair or to a subcommittee of its members. The Committee’s calendar is set by the Chair of the Committee and the meeting agendas are prepared by the Chair with input from management and legal counsel. Depending on the agenda for a particular meeting, the Committee may review:

•       Company financial reports;

•       Information regarding compensation programs and compensation levels, based on reports the Committee assembles with or without the assistance of outside consultants;

•       Tally sheets setting forth compensation information relating to the Named Executive Officers, including base salary, cash incentives, equity awards, perquisites and other compensation, and any potential amounts paid or payable to the executive pursuant to employment agreements or any other agreements; and

•       Wealth accumulation summaries.

Compensation Philosophy and Objectives

We believe that we will be best able to attract and retain qualified executive officers within our global steelmaking industry by the establishment and maintenance of a compensation system that is both competitive in the general marketplace for companies of similar size and character, and when compared to peer companies, but that also reflects the unique entrepreneurial culture upon which our Company was founded. Basic to that unique culture is the recognition of the central role that teamwork plays in the achievement of consistent world class company performance, and this philosophy is reflected at every level, from the steelworker on the plant floor to the executive management team. Whether it be a small crew of employees working as a team to achieve a weekly production bonus based on quality steel produced on their shifts or a monthly conversion bonus based on minimizing long-term conversion costs (i.e., the costs incurred to convert material entering one’s area into product that leaves one’s areas), or our plant or corporate level executive management team, “we” takes precedence over “I” when it comes to both measuring and rewarding achievement.

We believe that our shareholders are best served by a company that achieves earnings success year after year, for that kind of consistent performance will ultimately produce superior long term results. Consistent with this approach, therefore, we have established a compensation philosophy that forges a direct link between “bottom line” company earnings performance and executive pay. Therefore, just as all members of a production crew receive a production bonus based upon the team’s achievement of quality tons of steel successfully produced, so will our executive management earn incentive pay, as a team, based in whole or in part upon overall Company earnings or a combination of Company and plant level performance.

The objectives of our executive compensation program are to:

•       attract, motivate and retain experienced talented and motivated executive officers;

•       through incentives, enhance the concept of teamwork and of the importance of the Company’s performance to overall executive compensation;

•       align an executive’s incentives with the business unit and company functions most directly impacted by that executive’s efforts;

•       recognize the appropriateness of higher compensation for persons with greater responsibility and with greater abilities to influence the Company’s results; and

•       increase shareholder value by focusing on consistent profitability and growth.

Accordingly, our senior executive compensation policies and programs are much simpler and straightforward than most, primarily consisting of just three components:

•       base salary,

•       a short-term incentive compensation system consisting primarily of cash but with a potential for some longer-term restricted stock as well, and

•       a twice yearly grant of incentive stock options, with a six-month vesting feature, the same vesting applicable to all of our employees but differing only the in number of options, depending upon the executive’s level of responsibility, and aimed at providing an incentive opportunity that is directly linked to stock performance and thus also has a longer-term perspective.

Our senior executive compensation policies and programs are driven by the following principles:

•       base compensation should be fixed, payable in cash, should generally be established at the lower end of the competitive spectrum, yet when in combination with the potential for above market variable incentive pay, is still sufficiently competitive to attract and retain the kind of top quality executives we seek, willing to place a disproportionately large portion of total annual compensation, based on achievement, at-risk;

•       reward for exemplary individual effort and performance should be expressed through annual increases in the level of base compensation;

•       a significant portion of incentive compensation should be variable and also immediate, tied directly to Company profits or, depending upon the executive’s position, tied to both Company and divisional profits, and payable, both in the form of cash (immediate) and in restricted stock (longer-term);

•       incentive compensation should be capped at varying multiples of base compensation, depending upon the executive’s position; and

•       total annual compensation opportunity should be at least at or above marketplace norms when Company performance so merits.

Use of Outside Consultants: Benchmarking

Current compensation programs are based on the establishment of compensation that is competitive with the level of compensation paid to peers, not only to attract quality executive talent but also to reduce the likelihood that we lose top executive talent to competitors or to other companies. In making compensation decisions, the Committee compares salary and total compensation against a similarly situated peer group.

The Committee has authority to engage the services of outside consultants and advisors as it deems necessary or appropriate in the discharge of its duties and responsibilities. The use of outside compensation consultants allows the Committee to evaluate compensation data and plan design information from national surveys and other public companies, including companies we consider to be our peers.

During 2006 and during the first quarter of 2007, the Compensation Committee utilized the services of Towers Perrin Forster & Crosby, Inc. (“Towers Perrin”), a national consulting company, to assist in its evaluation of both the executive and director compensation programs. Towers Perrin has been engaged directly by the Compensation Committee and they report their findings directly to the Committee.

Towers Perrin assisted the Committee with its review of industry and market data to determine where the Company stands in relation to similar size public companies and with certain peer companies. The surveyed group for 2006’s review included, among others:

Company	Ticker	Company	Ticker
Allegheny Technologies, Inc.	ATI	Quanex Corp.	NX
Century Aluminum Company	CENX	Reliance Steel and Aluminum Co.	RS
Engelhard Corp.	EC	Ryerson, Inc.	RYI
Gibraltar Industries, Inc.	ROCK	Steel Technologies, Inc.	STTX
Nucor Corp.	NUE	TXI Chapparal, Inc.	TXI
Oregon Steel Mills, Inc.	OS	United States Steel Corp.	X
Phelps Dodge Corp.	PD	Worthington Industries, Inc.	WOR
Praxair Inc.	PX

The Committee also utilized proxy compensation data for Commercial Metals Company (CMC), Schnitzer Steel Industries (SCHN), Ipsco, Inc. (IPS), AK Steel (AKS) and Gerdau Ameristeel (GNA).

The Committee utilized the Towers Perrin survey data and its own data to assess how each of our executive compensation components compares with the survey data and how our total annual compensation compares as well. We examined these comparisons for all of our senior executive positions, including:  President and Chief Executive Officer, Keith E. Busse; Vice President and General Manager of our Flat Roll Division, Mark D. Millett; Vice President and General Manager of our Structural and Rail Division, Richard P. Teets, Jr.; Vice President and Chief Financial Officer, Gary E. Heasley; and Vice President and General Manager of our Roanoke Bar Division, T. Joe Crawford, each of the foregoing a Named Executive Officer; as well as Vice President of Sales and Marketing, John W. Nolan; Vice President and General Manager of our Engineered Bar Products Division, Glenn Pushis; Vice President and President of Steel of West Virginia, Inc., Timothy R. Duke; Vice President and President of New Millennium Building Systems, Inc., Bert D. Hollman; Vice President and Corporate Controller, Theresa E. Wagler; Vice President of Ferrous Materials, Richard J. Brady, and several other Vice President and General Manager positions for other of our operating divisions.

The Committee does not, however, believe that it is appropriate to make any compensation decisions, whether regarding base salaries or incentive pay, primarily based upon benchmarking to a peer or other representative group of companies. The Committee does believe that information regarding pay practices at other companies is useful in at least two respects. First, the Committee recognizes compensation practices must be competitive in the marketplace. Second, this marketplace information is one of the many factors that management and the Committee consider in assessing the reasonableness and appropriateness of our compensation programs.

Overall, the survey data indicates that we provide Named Executive Officers and our senior executives with a competitive compensation program, taking into account total direct compensation (total annual cash (base salary and annual cash incentives) plus the annualized expected value of long-term incentives (stock options and restricted stock awards)). However, consistent with our compensation philosophy, our pay mix is different than our peers, with more weight placed on annual incentives and less emphasis on long-term incentives. For purposes of this Compensation Discussion and Analysis, the term “total direct compensation” or “total annual compensation” differs from the “Total Compensation” column in the

Summary Compensation Table on page 33, which includes long-term incentive and other forms of compensation valued on a basis consistent with financial statement reporting requirements.

Role of the Chief Executive Officer in Establishing Compensation

The Chief Executive Officer of our Company frequently takes part in meetings with the Compensation Committee to provide necessary background information and updates on the operations of the Company and the performance of each of the executive officers.

The Company’s chief executive officer plays a significant role in recommending base salary compensation for those Named Executive Officers who report directly to him. The Company’s Chief Executive Officer, Keith Busse, meets with each of the Named Executive Officers and prepares an annual oral and written performance evaluation of each officer to be provided to the Compensation Committee. Mr. Busse also prepares a summary that includes a suggested range of base salaries for each particular executive, and this summary is then used by the Compensation Committee as one of the many factors they consider in making a decision as to compensation for the executive officers. Annual and longer-term bonus levels are then tied directly to base compensation, as a multiple thereof.

The Compensation Committee also received a recommendation from the Chief Executive Officer as to his own base salary level, as well as his self assessment of his performance for the year under review. The Committee then evaluates the Chief Executive Officer and establishes his base salary level. While the conclusions and recommendations resulting from the Chief Executive Officer’s or other senior executive’s reviews, including proposed base salary adjustments, are presented to the Committee for its consideration and approval, the Committee can modify any of these recommendations.

Use of Company-Specific Tally Sheets

We prepare a comprehensive tally sheet for the Chief Executive Officer and for all of the other senior executive officers whose compensation is subject to review and approval by the Compensation Committee. These tally sheets list and quantify each and every element of annual compensation, aggregate stock option and restricted stock awards and values and other aggregated wealth accumulation data for each of the executives. This data is confidential to the Committee, has not been used to date in making specific compensation decisions, but may be utilized from time to time in arriving at future compensation decisions or decisions regarding matters such as severance or change in control payments.

Primary Elements of Our Compensation Program

The principal components of our compensation program are as follows:

•       Base Salary.

•       Performance-Based Cash and Restricted Stock Incentive Compensation.

•       Twice yearly, automatic grant of stock options.

The Company maintains 401(k) retirement savings and profit-sharing plans, for which all employees are eligible, and these, along with the Company’s policies and practices regarding perquisites, are described later in this CD&A. However, both individually and in the aggregate, these are not material.

Base Salary

Base salary is designed generally to provide competitive rates of base salary relative to similarly sized and situated companies. Base salaries for our senior executives vary, depending upon experience, duties and scope of responsibility. We view base salaries as providing an essential level of compensation that is necessary to recruit and retain qualified executives and because it enables the Committee to employ annual base salary adjustments to reflect an individual’s performance or changed responsibilities. Our base salary levels, however, are intended to provide only the foundation of a fair and competitive compensation opportunity for each person and are competitive only because of the existence and operation of our performance-based cash and restricted stock incentive compensation program described in the following section on “Performance-Based Incentive Compensation.” Without that incentive program, which in a year with reasonable profits enables the executives to earn total compensation that better approximates their true market value and in a year with excellent profits enables the executives to hit the higher ends of the range of fair value for persons of their skill and experience, we would not be able to attract and retain persons with the kinds of skills, leadership qualities and temperament we demand and that have been the keys to our success as a company.

Generally, the individual’s position, responsibilities and duties, as well as experience, qualifications, unique value, past performance and future potential to enhance shareholder value, are considered annually as part of the Committee’s performance review process. Adjustments to salary levels are based on the Committee’s assessment of these criteria through review of the following data:

•       market studies provided by our compensation consultant or compiled by us or by the Committee;

•       summaries of each executive’s total compensation; and

•       individual performance reviews prepared annually by management and further reviewed by the Committee.

Our base salary levels range from somewhat below the 25th percentile to slightly above the 75th percentile of base salary competitive market data, based upon the survey data prepared by our compensation consultant and supplemented by proxy data gathered by the Committee. Of our Named Executive Officers, the base salary of our President and Chief Executive Officer, Keith E. Busse, at $685,000, was considerably below the $765,000 25th percentile base salary competitive market data, as was the base salary of our Vice President and Chief Financial Officer, Gary E. Heasley, at $290,000 (compared to a 25th percentile base salary competitive market data of $375,000). On the other hand, the base salaries of Mark D. Millett and Richard P. Teets, Jr., both of them co-founders of the Company and Vice Presidents and General Managers of our principal steel manufacturing production facilities, at $400,000 each, were slightly in excess of the 75% percentile base salary competitive market data. Our other NEO Vice President, T. Joe Crawford, who is a Vice President and General Manager of another of our operating plants acquired at the time of our acquisition of Roanoke Electric Steel Corporation in April 2006, at an annualized base salary of $370,000, is likewise in excess of the 75% percentile of base salary competitive market data. In the case of Messrs. Millett and Teets, the higher level of their base salaries reflect the nature, complexity and importance to the Company of their unique positions and the roles they play in Company management. In addition to their plant level responsibilities, Messrs. Millett and Teets, as co-founders of the Company, have since its inception played a significant role in corporate level management as well. For certain positions, therefore, there is no clear market match by title or function and, accordingly, pure benchmarking data are of less usefulness. In the case of Mr. Crawford, his base salary also reflects terms that were negotiated as part of a written employment contract at the time of the Company’s acquisition of Roanoke Electric Steel Corporation.

Performance-Based Incentive Compensation

Our performance-based incentive compensation program constitutes the variable component of annual compensation. This incentive compensation component is plan-based and is administered under our Steel Dynamics, Inc. 2003 Executive Incentive Compensation Plan (our “Incentive Plan”). The Incentive Plan was last approved by shareholders in 2003 as a five-year plan, the final year of which is 2007.

Our Incentive Plan has a short-term focus, consistent with our compensation philosophy of providing substantial annualized incentive pay keyed to Company profits over and above an excluded amount equal to 10% of “Average Stockholders Equity.” The focus of the cash portion of this incentive pay is short-term and follows from management’s and the Committee’s philosophical commitment to the notion that the best way for management to build sustainable long-term shareholder value is to produce excellent and consistent annual earnings. If overall Company profits are down, even if primarily due to poor markets or unforeseen and extraordinary circumstances beyond management’s control, the amount of incentive pay will be down, regardless of how well management performed; but, conversely, if excellent management with excellent markets results in extraordinary Company profits, incentive pay under the Incentive Plan will be proportionately higher, subject to various caps described in greater detail later in this section.

Aggregate incentive pay is determined under the Incentive Plan on February 1 of the year following the year for which the incentive compensation is payable, based upon the audited results of operations. Depending upon the size of a defined “Bonus Pool,” as described below, and the applicable cap that sets a maximum multiple of an executive’s base salary, incentive compensation for the applicable year will first be payable in cash, up to the amount of the cash cap multiple, and if the Bonus Pool has not been depleted by the aggregate amount of the cash incentive pay, additional incentive pay will be payable in restricted Company stock, up to the applicable restricted stock cap multiple. The number of shares of restricted stock issuable to the executive, if any, is determined by dividing the dollar amount of the restricted stock component of the award by the closing market price of the Company’s stock on the last business day immediately preceding February 1. Shares of stock issued as incentive compensation under the Incentive Plan vest one-third at the time of issuance and one-third each on the first and second anniversaries of the award.

The Incentive Plan identifies two types of executive officers for eligibility under the Plan, which covers a greater number of executives and Company managers than just the Named Executive Officers. Insofar as it pertains to the Named Executive Officers, the Plan includes within the designation “Corporate Executive Officer” those persons whose primary responsibilities are Company-wide, and this includes, for 2006, our President and Chief Executive Officer, Keith E. Busse, and our Chief Financial Officer, Gary E. Heasley. The remaining Named Executive Officers, including Mark D. Millett, Vice President and General Manager of our Flat Roll Division and Richard P. Teets, Jr., Vice President and General Manager of our Structural and Rail Division are covered as “Divisional Executive Officers” under the Incentive Plan. T. Joe Crawford, Vice President and General Manager of our Roanoke Bar Division is covered under the Incentive Plan as a “Divisional Officer.”

For “Corporate Executive Officers,” which includes Messrs. Busse and Heasley, their incentive compensation is determined entirely at the corporate level and is based upon company-wide “Adjusted Pre-Tax Net Income,” as defined in the Plan. For any year under the Plan, a “Bonus Pool” is determined, by multiplying consolidated Adjusted Pre-Tax Net Income, less an amount equal to 10% of “Average Stockholders Equity,” by a percentage amount (currently 5½% unless and until changed by the Compensation Committee). The amount of the Bonus Pool is then allocated among the participating executive employees in accordance with each “Participant’s Bonus Pool Percentage” (derived, for any participant, from a fraction, the numerator of which is equal to the “Participant’s Adjusted Base Salary,” as defined in the Plan, and the denominator of which is equal to the sum of all of the Participants’ Adjusted Base Salaries). There are other executive officer and manager participants under the Incentive Plan, in addition to the Named Executive Officers, and their respective incentive compensation amounts, each calculated under the Plan in accordance with that person’s status, comes out of the same Bonus Pool.

Our “Corporate Executive Officers” are entitled, if the Bonus Pool is large enough, to earn up to a maximum of two and one-half times their Base Salary, in cash, and, if there are still unallocated amounts remaining in the Bonus Pool after payment of all applicable cash bonuses, may also be entitled to receive a restricted stock bonus, up to 100% of Base Salary, vesting over a two year period. The restricted stock is issued at the closing market price of the Company’s stock on the last business day prior to the February 1 award date. Assuming a sufficiently large Bonus Pool, therefore, which the Company’s earnings during 2006 yielded, a Corporate Executive Officer could and did in fact earn up to 350% of his base salary under the Incentive Plan.

For “Divisional Executive Officers,” including Mark D. Millett and Richard P. Teets, Jr., and for “Divisional Officers,” which includes T. Joe Crawford, their incentive compensation is based in part on Company-wide performance and, in part, on their respective divisional performance. Currently, “Divisional Executive Officers” derive half of their incentive compensation through participation in the Company-wide Bonus Pool and half of their incentive compensation through a bonus formula based upon their divisional operating performance, described below. Divisional Officers derive 25% of their incentive compensation through participation in the Company-wide Bonus Pool and 75% of their incentive compensation through their divisional bonus formula. This divisional bonus formula is based upon a return on assets (“ROA”) analysis. Each year, the Compensation Committee sets a “Minimum ROA Target,” currently 5%, below which no divisional cash or stock bonus may be paid. The Compensation Committee also sets a “Maximum ROA Target,” at which level a Divisional Executive Officer or Divisional Officer will be entitled to receive his maximum divisional cash and/or stock bonus. Once these preliminary calculations have been made, the division’s performance is measured by calculating that division’s “Divisional Return on Assets,” using the formula described in the Incentive Plan.

A “Divisional Executive Officer” can derive half of his cash and stock bonus, if earned, from the Company-wide Bonus Pool. The remaining half of a Divisional Executive Officer’s maximum incentive compensation, based on divisional performance, may not exceed, in cash, two and one-half times his Base Salary, multiplied by 50%, and, in shares of restricted stock, may not exceed one-half of his Base Salary. For “Divisional Officers,” because their incentive compensation based on the Bonus Pool is only 25%, the maximum incentive compensation from both Company-wide and divisional sources may not exceed 150% of his Base Salary, in cash, and 75% of his base salary in restricted stock.

Under the Incentive Plan, if the total amount calculated as the Bonus Pool exceeds the aggregate of all amounts payable for the applicable year, in cash or in cash and in shares of restricted stock, for all Bonus Pool participants including the Named Executive Officers, any remaining amounts in the Bonus Pool do not carry forward.

Overall, when the total direct compensation of our Named Executive Officers is aggregated, including base salary, cash incentive payments under our Incentive Plan, and the annualized expected value of our longer-term incentives, including restricted stock awards under our Incentive Plan, as previously described, and under our stock option program to be described in the following section, aggregate compensation for our President and Chief Executive Officer, Keith E. Busse, is at approximately 80% of the 50th percentile of our competitive market data, our Vice President and Chief Financial Officer, Gary E. Heasley, is at the 50th percentile level and our three other Vice Presidents and General Managers are in excess of the 75th percentile.

An aggregate of 1.5 million shares of our common stock has been reserved for issuance of restricted stock awards under the Incentive Plan, but, through 2006, a total of only 235,000 shares of our common stock have been awarded as restricted stock under the Plan during the prior four years of the five-year Plan.

Equity Incentive Compensation

Since October 1996, and as amended and re-approved at our 2001 Annual Meeting of Shareholders, the Compensation Committee approved and our Board adopted, with shareholder approval, our 1996 Incentive Stock Option Plan. Through our year-end 2005, this 1996 Stock Option Plan covered all of our full-time employees (approximately 1,795 employees at December 31, 2005), including officers, managers, supervisors, professional staff and hourly employees. Under the 1996 Plan, all eligible employees, including the Named Executive Officers, were awarded automatic semi-annual stock options, on May 21 and November 21 of each year, in differing dollar equivalent amounts, by position category. The option grants were based upon the fair market value of our common stock on each semi-annual grant date, measured by the closing price of our stock on the last business day immediately preceding each grant date, with a resulting exercise price equal to the same fair market value. All options issued under the 1996 Plan were subject to six month vesting from and after the date of grant and must be exercised no later than five years thereafter. Under that unique 1996 Plan, which reflects our emphasis on creating a sense of ownership and entrepreneurism for all of our employees, approximately 95% of the total options over the five year period prior to approval of our 2006 Equity Incentive Plan in May 2006, were granted to our entire employee workforce other than our Named Executive Officers. All stock options granted under the 1996 Plan, insofar as they are still extant, are reflected in the tables immediately following this CD&A, and no further options will be granted under the 1996 Plan.

In May 2006, however, after approval by our Board upon the recommendation of our Compensation Committee, our shareholders approved the Steel Dynamics, Inc. 2006 Equity Incentive Plan (the “2006 Plan”) which, pursuant to Section 6.4 of the 2006 Plan, carries through into the 2006 Plan the same semi-annual automatic stock option awards for all employees, including the Named Executive Officers, as under the 1996 Plan.

While the 2006 Plan gives the Committee the general authority from time to time to grant both Incentive Stock Options and Nonstatutory Stock Options, within the limits described in the 2006 Plan, the 2006 Plan, in Section 6.4 thereof, and until such time as the Committee or the Board acts to alter or terminate the program, requires the issuance of regular, automatic semi-annual option grants to all Eligible Employees (except, generally, for employees whose terms and conditions of employment are covered by a collective bargaining agreement). Pursuant to the 2006 Plan, all Eligible Employees, including the Named Executive Officers, receive regular automatic semi-annual option grants, as before, on May 21 for the full six month employment period November 21 through May 20 of each year, and on November 21 for the full six month employment period May 21 through November 20 (each a “Grant Date”). Options on each Grant Date are issued according to position category and in the following amounts, subject to adjustment by the Committee from time to time as to either applicable position category or amount:

Position	Grants Per Year	Semi-Annual Grant Value
President	2	$80,000.00
Vice-President	2	60,000.00
General Managers	2	45,000.00
Manager	2	30,000.00
Supervisors/Professionals
Level 4	2	22,500.00
Level 3	2	15,000.00
Level 2	2	12,500.00
Level 1	2	10,000.00
Other team members	2	2,500.00

In the case of the Named Executive Officers, Keith E. Busse, as President, receives semi-annual grants based upon each semi-annual grant value of $80,000, Mark D. Millett, Richard P. Teets, Jr., Gary E. Heasley and T. Joe Crawford, each a Vice President, receive semi-annual grants based upon each semi-annual grant value of $60,000. Thus, in the case of Mr. Busse, assuming, for illustration only, a closing price of our common stock on the day prior to a Grant Date of $40, he would receive a 2,000 share option grant with an exercise price of $40, and Messrs. Millett, Teets, Heasley and Crawford would each be entitled to a 1,500 share option grant with the same exercise price of $40 per share.

The Committee has not issued and will not authorize or issue any stock options or make any equity-based award that is tied to a specific exercise price or is dependent upon the price of the Company’s common shares that incorporates an effective date that is any earlier than the actual date upon which the Committee makes the grant or award. The 2006 Plan also prohibits the Committee from repricing or otherwise reducing the exercise price of outstanding options granted under the 2006 Plan, or canceling previously granted options and issuing new options to the same optionholder at a lower exercise price, without obtaining shareholder approval.

Terms and Conditions of Awards Other Than Options under the 2006 Plan

Except for the automatic grant, pursuant to Section 7.1(a) of the 2006 Plan, of 2,000 shares of our restricted stock to each of our non-employee directors on June 1, 2006 (and thereafter unless changed or terminated), all as more fully discussed below and as reflected in the Director Compensation Table following this CD&A, neither the Committee nor the Board has acted to issue any other equity awards, whether as restricted stock, unrestricted stock, performance awards or stock appreciation rights under the 2006 Plan.

Notwithstanding the foregoing, the following types of equity-based awards, in addition to stock options, may be made in the future:

Restricted Stock Awards.   Pursuant to Section 7.1(b) of the 2006 Plan, the Board or the Committee may award (or sell at a purchase price determined by the Board or the Committee) shares of the Company’s common stock that have either time-based or performance-based restrictions. Such restricted stock may not be sold, assigned, transferred or otherwise disposed of until the restrictions have been removed and until the restricted shares vest.

The Board or the Committee, for each grant, will determine the conditions for vesting of an award of restricted stock. In the event a recipient’s continuous service to the Company terminates, the Company may reacquire unvested shares acquired in consideration of past services and all unvested shares of restricted stock as of the date of termination will be forfeited. If restricted stock is acquired for consideration other than prior services, the forfeiture may be accomplished by repurchasing the shares at the lesser of the original purchase price or the current fair market value.

Under Section 7.1(a) of the 2006 Plan, each non-employee director receives once annually, commencing June 1, 2006 and on each anniversary date thereafter, a grant of 2,000 shares of the Company’s restricted common stock. The restrictions are time-based, for a period of one year from and after the date of each annual award, at which time the restricted shares will vest and become unrestricted, except for the normal restrictions that accompany any shares held by a director.

Unrestricted Stock Awards.   The Board or the Committee may from time to time award (or sell at a purchase price determined by the Board or the Committee) unrestricted shares of the Company’s common stock, which shares may be entirely free of any vesting restriction. Awards of unrestricted stock may be granted or sold in respect of past services or other valid consideration, or in lieu of cash compensation. No such awards have been made under the 2006 Plan.

Performance Awards.   Performance Awards, if granted, will be subject to the attainment of performance goals within the meaning of Section 162(m) of the Internal Revenue Code and the regulations thereunder. The Board or the Committee may make Performance Awards independent of or in connection with the granting of any other award under the Plan. The Board or the Committee is required to determine whether and to whom Performance Awards shall be made, the performance goals applicable under each award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded shares. Performance goals must be based on a pre-established objective formula or standard that specifies the manner of determining the number of Performance Award shares that will be granted or will vest if the performance goal is attained. The Board or Committee must determine performance goals prior to the time 25% of the service period has elapsed and may be based on one or more business criteria that apply to an individual, a business unit or the Company.

The Board or the Committee must also establish the time periods in which the performance goals are to be met. Following the completion of each performance period, the Board or the Committee must certify in writing whether the performance objectives and other material terms of a performance award have been achieved. Participants have no rights as stockholders until such shares are actually received under the 2006 Plan. Except as may be otherwise provided by the Board or the Committee, an employee’s rights in all Performance Awards automatically terminate upon the employee’s termination of continuous service with the Company or its subsidiaries for any reason.

No Performance Awards have been made under the 2006 Plan.

Stock Appreciation Rights.   A stock appreciation right, if granted, entitles the holder to receive the appreciation in the value of common stock underlying the stock appreciation right. The Board or the Committee may grant a stock appreciation right either as a stand alone right or, if such right does not provide for the deferral of compensation within the meaning of Section 409A of the Code, in tandem with all or any part of the shares of common stock that may be purchased by the exercise of a stock option. Upon the exercise of a stock appreciation right, the Company would pay the amount, if any, by which the fair market value of a share of common stock on the date of exercise exceeds the stock appreciation right exercise price. A stock appreciation right is not exercisable if the fair market value of a share of common stock on the grant date exceeds the fair market value of such share of common stock on the date of exercise. In the discretion of the Committee, payment with respect to the exercise of a stock appreciation right may be made either in cash or in shares of common stock, valued at fair market value on the date of exercise. Stock appreciation rights granted in relation to a stock option may be exercisable only to the extent the stock option is exercisable and the exercise or lapse of a stock option causes an equivalent reduction in the number of tandem stock appreciation rights.

In the event that a stock appreciation right is granted under the Plan with a stock appreciation right exercise price less than the fair market value of the common stock underlying the award on the date the stock appreciation right is granted, or is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, then the stock appreciation right may provide that it is exercisable at any time permitted under the governing written instrument, subject to certain limitations.

No stock appreciation rights have been granted under the 2006 Plan.

Term of 2006 Plan.   Unless sooner terminated by the Board in its sole discretion, the 2006 Plan will expire on December 31, 2015.

Other Compensation

Profit Sharing and Retirement Savings Plan.   We have established a Profit Sharing and Retirement Savings Plan for eligible employees, including the Named Executive Officers, which is a “qualified plan”

for federal income tax purposes. For 2006, under the plan, we allocated to employee plan participants (the “profit sharing pool”) an amount equal to 6% of our pre-tax income through July 31, 2006 and 8% thereafter. The profit sharing pool is used to fund the plan, as well as a separate cash profit sharing bonus that is paid to employees in March of the following year. The amount allocated to our Chief Executive Officer for 2006, based on the profit sharing pool and the cash profit sharing bonus, was $57,765.

We also allow employees to contribute on a pre-tax basis up to 85% of their eligible compensation to the plan, but “highly compensated employees,” as defined for tax purposes, were limited to a 10% contribution during 2006. We match employee contributions in an amount based upon our return on assets, with a minimum match of 5% and a maximum match of 50%, subject to certain applicable tax law limitations. The amount we contributed in respect to our Chief Executive Officer, Keith E. Busse for 2006, based upon the Company’s match of his contributions, was $3,570.

Payments on Termination of Employment.   Except for a written employment agreement with T. Joe Crawford, our Vice President and General Manager of our Roanoke Bar Division, which we entered into in connection with our April 2006 acquisition of Roanoke Electric Steel Corporation, and which is summarized in the following section, we have no written employment agreements with respect to our Named Executive Officers. However, under a policy in effect since 1998, each Named Executive Officer is deemed to have an “evergreen” two year term of employment.

Under that policy, unless no less than ninety days prior to year-end, either party gives written notice to the other of an intention not to renew for an additional year, the employment term is extended for an additional year.

For example, if, without cause, any of these Named Executive Officer’s employment were to have been terminated on December 31, 2006, that officer would have been entitled to receive a lump sum severance payment, in lieu of any and all claims under the remaining term of his employment agreement, in cash, equal to two years of his then existing Base Salary, together with any unpaid pro rata annual cash incentive pay under our Incentive Plan, when calculated, to the date of termination or non-extension (for that year). If the termination or non-extension is for cause, then such officer would not be entitled to receive any severance or bonus payment. If the officer voluntarily terminates his employment, then, absent a waiver, he would not be entitled to any severance payment but would be entitled to receive a pro rata annual bonus payment to the date of termination or non-extension, but if he terminates for good reason, he would be treated as if the Company had terminated without cause.

If employment is terminated due to disability or death, we will continue paying that officer or his estate, as the case may be, the pro rata portion of cash incentive pay, as described above, plus the prescribed Base Salary during the remainder of the two year term, except that in the case of disability such payments will be reduced to the extent of any benefits paid by workers’ compensation or under any state disability benefit program or under any other disability policy maintained by us.

All Named Executive Officers receive major medical and long-term disability benefits. Messrs. Busse, Millett, Teets and Heasley also receive term life insurance equal to twice their Base Salaries.

Employment Agreement.   Under an agreement dated October 17, 2005, between Steel Dynamics, Inc. and T. Joe Crawford, which became effective at closing of our acquisition of Roanoke Electric Steel Corporation in April 2006, Mr. Crawford is employed for a term ending December 31, 2007. Continued employment beyond the term is to be “at will.” Under the agreement, Mr. Crawford is to be provided an annual base salary of $370,000, subject to periodic review, which may be increased but not decreased from time to time at the Board’s discretion on the recommendation of the Chief Executive Officer. Mr. Crawford is also granted participation in our Incentive Plan, as previously described, in the category of a “Divisional Officer” and, as such, is eligible for cash and restricted stock incentive compensation based upon and subject to the terms and conditions of the Incentive Plan. In connection with this incentive compensation, we have agreed, solely applicable to the initial term of the agreement, that in the event that Mr. Crawford’s employment is terminated prior to the expiration of the initial term, except for Cause as defined under the agreement, all unvested shares of restricted stock granted to Mr. Crawford for services rendered during the term will immediately vest. Mr. Crawford is also granted participation in our stock option plan (currently, pursuant to Section 6.4 of the 2006 Plan), and will be entitled to automatic semi-annual stock option grants at the $60,000 grant level value, the same as other Named Executive Officers. Mr. Crawford is also eligible for such other employee benefits, including health insurance, vacation pay, 401(k) participation, profit sharing and any other retirement savings plan or welfare benefit plan, made available by the Company to similarly situated executives.

In the event that employment terminates earlier than the expiration of the initial term by reason by employee’s death, Mr. Crawford’s estate would be entitled to (i) any earned but unpaid base salary to the date of termination, (ii) any pro rata bonus (as and when determined and as otherwise payable under the Incentive Plan) for the partial calendar year to the date of death, (iii) unpaid vacation and unreimbursed expenses payable under the agreement, and (iv) a specific dollar amount set forth in Column A of Schedule 1 attached to the agreement, corresponding to the calendar month in which the death occurred. The amount payable in Column A began at $971,000 as of April 2006 (the acquisition date) and reduces monthly to $46,000 in December 2007, the last month of the agreement. As of March 2007, that amount was $463,000.

If Mr. Crawford incurs a “disability,” as defined in the agreement, during the initial term, we can terminate employment, at our discretion, upon written notice to Mr. Crawford of such decision, subject, however, to the payment of (i) any earned but unpaid base salary to the date of termination, (ii) any pro rata incentive compensation (as and when determined and otherwise payable under the Incentive Plan) for the partial calendar year to the date of notice, (iii) unpaid vacation and unreimbursed expenses payable hereunder, and (iv) the appropriate amount set forth in Column A of Schedule 1.

Should we terminate the agreement prior to expiration for “Cause,” we are required to pay the employee any earned but unpaid base salary to the date of termination, any pro rata incentive compensation for the partial calendar year to the date of termination (as and when determined) and as otherwise payable under the Incentive Plan, and any unpaid vacation and unreimbursed expenses otherwise payable under the agreement. For purposes of the agreement, “Cause” means (i) the commission by the employee of an act of malfeasance, dishonesty, fraud or breach of trust against the Company or any of its affiliates, employees, clients or suppliers, (ii) the breach by employee of any of his material obligations described in the agreement, after an opportunity to cure any such breach, the willful and continued failure, neglect or refusal to perform substantially the employee’s material duties and responsibilities under the agreement (other than by reason of a Disability), and (iii) the employee’s indictment, conviction or plea of guilty or no contest to any felony or any crime involving moral turpitude.

If employee terminates the agreement voluntarily without reason, he would be entitled to earned but unpaid base salary to the date of termination, any pro rata incentive compensation (as and when determined and as otherwise payable under the Incentive Plan) for the partial calendar year to the date of termination, and unpaid vacation and unreimbursed expenses, and the amount set forth in Column A of Schedule 1 as applicable for the date of termination.

If the Company terminates the agreement without Cause, or if the employee terminates voluntarily for “Good Reason,” as defined, the termination would also be treated as if the Company had terminated without Cause. In such case, whether as a result of termination by the employee for Good Reason or by termination by the Company without Cause, the employee would be entitled to unpaid base salary to the date of termination, the pro rata portion of the incentive compensation (as and when determined and as otherwise payable under the Incentive Plan) for the partial calendar year to the date of termination, any unpaid vacation and unreimbursed expenses otherwise payable under the agreement, and the sum of the amounts set forth in Columns A and B of Schedule 1 corresponding to the calendar month in which the termination has occurred. Column B has a constant $740,000 termination payment that would be added to the corresponding line item figure in Column A to determine the total payment required to be made under this provision to Mr. Crawford in the event of termination under these circumstances.

Tax Considerations

The Committee’s intent is that the forms of compensation we pay to our executives will be tax deductible, unless maintaining such deductibility would undermine our ability to meet our primary compensation objectives or as otherwise not in our best interest. At this time we believe that all of the compensation we have paid to our Named Executive Officers is deductible under Section 162(m) of the Internal Revenue Code, which limits the deductibility of compensation paid by a publicly-traded corporation to its Chief Executive Officer and four other highest paid executives for amounts in excess of $1 million, unless certain conditions are met. We believe that all of our Named Executive Officers who have received compensation in excess of $1 million have received incentive compensation that is “performance-based,” as required under applicable tax laws, and should be deductible. We reserve the right, however, to provide compensation which is not tax deductible, however, if we believe that the benefits of doing so outweigh the loss of the tax deduction.

Accounting Considerations

We account for all compensation paid in accordance with GAAP. The required accounting treatment has not affected the form of compensation paid to any of our Named Executive Officers. Beginning on January 1, 2006, we began accounting for stock-based payments under all of our equity incentive plans in accordance with the requirements of FASB Statement 123(R).

Summary Compensation Table

The table below summarizes the compensation awarded to, earned by or paid to each of the Named Executive Officers for our fiscal year ended December 31, 2006.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus(1) ($) (d)	Stock Awards(2) ($) (e)	Option Awards(3) ($) (f)	Non-Equity Incentive Plan Compensation(4) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation(5) ($) (i)	Totals ($) (j)
Keith E. Busse	2006	$685,000	$3,000	$837,612	$56,659	$1,746,160		$36,129	$3,364,560
President and Chief
Executive Officer
Gary E. Heasley	2006	290,000	3,000	217,483	40,555	759,064		58,588	1,368,690
Vice President
and Chief Financial Officer
Mark D. Millett	2006	400,000	3,000	462,952	40,555	1,034,064		29,007	1,969,578
Vice President
Richard P. Teets, Jr.	2006	400,000	3,000	323,523	40,555	1,034,760		29,476	1,831,314
Vice President
T. Joe Crawford	2006	262,083	69,100	92,496	24,293	577,339		46,004	1,071,315
Vice President

(1)                The amounts in this column reflect a special cash bonus paid in 2006 to all Company employees, including the Named Executive Officers. Regarding Mr. Crawford, the amount also reflects a one-time bonus paid to Mr. Crawford in connection with his employment following our acquisition of Roanoke Electric Steel Corporation.

(2)                The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for 2006 in accordance with FAS 123R and include amounts from awards in 2006 and prior to 2006. Under the Company’s Incentive Plan, one-third of the restricted common stock issued as incentive compensation in respect of any year for which equity compensation is payable under the Plan vests and becomes non-forfeitable immediately upon issuance, another third vests and becomes non-forfeitable in one year, and the other third vests and becomes non-forfeitable in two years. The amount reflected, therefore, includes the amount recognized for 2006 as well as the amount recognized for 2004 and 2005 but earned in 2006. For a discussion of the restricted stock awards reported in this column, see Note 1 to our Consolidated Financial Statements, under Equity-Based Compensation.

(3)                The amounts in this column reflect the dollar amount for financial statement reporting purposes for 2006 in accordance with FAS 123R. The FAS 123R value as of the grant date for options is spread over the number of months of service (six) required for each semi-annual grant to become non-forfeitable. For a discussion of the assumptions made in the valuation of the semi-annual stock option grants pursuant to Section 6.4 of our 2006 Equity Incentive Plan, see Note 1 to our Consolidated Financial Statements, under Equity-Based Compensation.

(4)                Includes amounts paid on February 1, 2007 under the Company’s Incentive Plan for services performed in 2006. Our methodology and rationale for this short-term cash incentive compensation to the Named Executive Officers is described in the Performance-Based Incentive Compensation section of the foregoing Compensation Discussion and Analysis. Amounts also include the cash portion of the profit sharing allocation made pursuant to the Company’s Profit Sharing and Retirement Savings Plan paid on March 9, 2007 for services performed in 2006.

(5)                See All Other Compensation Table below for amounts, which include perquisites, tax reimbursements, insurance premiums, and Company match and profit sharing contributions to our Profit Sharing and Retirement Savings Plan.

All Other Compensation (Detail of Summary Compensation Table, Column (i))

Name (a)	Year (b)	Perquisites and Other Personal Benefits(1) ($) (c)	Tax Reimbursements(2) ($) (d)	Insurance Premiums ($) (e)	Company Contributions to Retirement and 401(k) Plans(3) ($) (f)	Total ($) (g)
Keith E. Busse	2006			$8,454	$27,675	$36,129
Gary E. Heasley	2006	$21,500	$9,413		27,675	58,588
Mark D. Millett	2006			1,332	27,675	29,007
Richard P. Teets, Jr.	2006			1,800	27,676	29,476
T. Joe Crawford	2006				46,004	46,004

(1)          Perquisites for Mr. Heasley reflect amounts paid to him during 2006 in connection with his relocation to our headquarters in Fort Wayne, Indiana in 2005.

(2)          The tax reimbursement for Mr. Heasley represents the tax gross-up related to the relocation expenses referred to in footnote (1) above.

(3)          Amounts represent Company matching contributions paid on Named Executive Officers’ 401(k) deferrals during 2006 and amounts accrued as profit sharing contributions for 2006 and paid in 2007.

Grants of Plan-Based Awards for Fiscal 2006

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price Of Option	Grant Date Fair Value of Stock and Option
	Grant	Threshold	Target(1)	Maximum	Threshold	Target(2)	Maximum	Units(3)	Options(4)	Awards	Awards(5)
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($ / Sh))	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Keith E.	02/01/06					18,670		9,336			$650,000
Busse	05/21/06								2,826	$28.32	29,236
	11/21/06								2,588	30.92	34,792

		$1,746,160
Gary E.	02/01/06		7,898	3,950			275,000
Heasley	05/21/06				2,120	28.32	19,985
	11/21/06				1,941	30.92	26,094
		759,064
Mark D.	02/01/06		11,202	5,602			390,000
Millett	05/21/06				2,120	28.32	19,985
	11/21/06				1,941	30.92	26,094
		1,034,064
Richard P.	02/01/06		5,602	2,800			195,000
Teets, Jr.	05/21/06				2,120	28.32	19,985
	11/21/06				1,941	30.92	26,094
		1,034,760
T. Joe	02/01/06
Crawford	05/21/06				2,120	28.32	18,418
	11/21/06				1,941	30.92	26,094
		577,339

(1)                Amounts in column (d) reflect cash incentive compensation payable for 2006 pursuant to the cash incentive portion of the Company’s Incentive Plan but not awarded and paid until February 1, 2007. These amounts reflect the same cash incentive compensation reflected in column (g) of the Summary Compensation Table.

(2)                Shares in column (g) reflect the number of shares of restricted stock awarded on February 1, 2006 pursuant to the equity incentive portion of the Company’s Incentive Plan for 2005 but not awarded until the described date. Under the Incentive Plan, two-thirds of the shares awarded are restricted, with one-half thereof becoming unrestricted one year later and the balance becoming unrestricted in two years. The initial one-third of the shares awarded for 2005 on February 1, 2006 under the Incentive Plan were issued as unrestricted shares and are reflected in column (i) of this Table.

(3)                Shares in column (i) reflect the number of shares of unrestricted stock awarded for 2005 on February 1, 2006. The other two-thirds, awarded with restrictions, are reflected in column (g) of this Table.

(4)                Shares in column (j) reflect the number of shares underlying the May 21 and November 21, 2006 automatic semi-annual stock option grants pursuant to Section 6.4 of the Company’s 2006 Equity Incentive Plan. All of these options, which are subject to a six month vesting feature, are currently exercisable or exercisable within 60 days.

(5)                Amounts shown on the first line of column (l) for each of the Named Executive Officer reflect the Grant Date Fair Value of both the restricted (column (g)) and unrestricted (column (i)) shares of stock issued for 2005 on February 1, 2006 pursuant to the Incentive Plan, computed on the basis of their full value on the Grant Date without regard to vesting. Amounts shown on the second and third lines of column (l) for each such person reflect the Grant Date Fair Value of semi-annual stock options granted pursuant to the 2006 Plan, using the Black Scholes Method as more fully described in Note 1 to the Company’s Consolidated Financial Statements.

2006 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the Named Executive Officers’ outstanding equity awards as of the end of 2006.

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
			Equity					Awards:	Market or
			Incentive			Number	Market	Number	Payout
			Plan			of	Value of	of	Value of
			Awards:			Shares	Shares	Unearned	Unearned
			Number			or	or	Shares,	Shares,
	Number of	Number of	of			Units of	Units of	Units	Units or
	Securities	Securities	Securities			Stock	Stock	Or Other	Other
	Underlying	Underlying	Underlying			That	That	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option		Have	Have	That	That
	Options	Options	Unearned	Exercise	Option	Not	Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested(6)	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Keith E. Busse(1)	1,580			$12.66	05/21/2009
	4,244			18.86	11/21/2009
	1,426			14.00	05/21/2010
	5,124			15.62	11/21/2010
	2,826			28.32	05/21/2011
		2,588		30.92	11/21/2011
						29,254	$949,292
Gary E. Heasley(2)	4,288			14.00	05/21/2010
	3,844			15.62	11/21/2010
	2,120			28.32	05/21/2011
		1,941		30.92	11/21/2011
						7,900	256,355
Mark D. Millett(3)	6,766			8.87	05/21/2007
	9,362			6.41	11/21/2007
	9,406			6.38	05/21/2008
	6,168			9.73	11/21/2008
	4,742			12.66	05/21/2009
	3,184			18.86	11/21/2009
	4,288			14.00	05/21/2010
	3,844			15.62	11/21/2010
	2,120			28.32	05/21/2011
		1,941		30.92	11/21/2011
						16,378	531,466
Richard P. Teets, Jr.(4)	9,362			6.41	11/21/2007
	9,406			6.38	05/21/2008
	6,168			9.73	11/21/2008
	4,742			12.66	05/21/2009
	3,184			18.86	11/21/2009
	4,288			14.00	05/21/2010
	3,844			15.62	11/21/2010
	2,120			28.32	05/21/2011
		1,941		30.92	11/21/2011
						9,018	292,634
T. Joe Crawford(5)	8,866			5.71	12/04/2007
	8,866			7.01	02/02/2009
	2,120			28.32	05/21/2011
		1,941		30.92	11/21/2011

(1)                Reading from top to bottom, underlying shares shown on column (b) reflect automatic semi-annual option grants on May 21, 2004, November 21, 2004, May 21, 2005, and November 21, 2005 under the Company’s 1996 Plan, and on May 21, 2006 under the Company’s 2006 Plan, and the underlying shares shown in column (c) reflect the option grant on November 21, 2006 under the 2006 Plan.

(2)                Reading from top to bottom, underlying shares shown on column (b) reflect automatic semi-annual option grants on May 21, 2005 and November 21, 2005 under the Company’s 1996 Plan, and on May 21, 2006 under the Company’s 2006 Plan, and the underlying shares shown in column (c) reflect the option grant on November 21, 2006 under the 2006 Plan.

(3)                Reading from top to bottom, underlying shares shown on column (b) reflect automatic semi-annual option grants on May 21, 2002, November 21, 2002, May 21, 2003, and November 21, 2003, May 21, 2004, November 21, 2004, May 21, 2005, and November 21, 2005 under the Company’s 1996 Plan, and on May 21, 2006 under the Company’s 2006 Plan, and the underlying shares shown in column (c) reflect the option grant on November 21, 2006 under the 2006 Plan.

(4)                Reading from top to bottom, underlying shares shown on column (b) reflect automatic semi-annual option grants on November 21, 2002, May 21, 2003, and November 21, 2003, May 21, 2004, November 21, 2004, May 21, 2005, and November 21, 2005 under the Company’s 1996 Plan, and on May 21, 2006 under the Company’s 2006 Plan, and the underlying shares shown in column (c) reflect the option grant on November 21, 2006 under the 2006 Plan.

(5)                Both of the 8,866 share stock options reflect the share equivalent of the value of Mr. Crawford’s former Roanoke Electric Steel Corporation stock options that were converted into Company options in connection with the Roanoke acquisition. The 2,120 share option shown in column (c) and 1,941 share option shown in column (c) reflect Mr. Crawford’s option grants on May 21 and November 21, 2006, respectively, under the Company’s 2006 Plan.

(6)                Shares represented in column (g) reflect the remaining one-third of the February 1, 2005 and the remaining two-thirds of the February 1, 2006 awards of restricted shares under the Incentive Plan that are still restricted. The number of shares includes shares shown in column (g) of the “2006 Grants of Plan-Based Awards Table.”

Potential Payments Upon Termination or Change in Control

We have no change in control agreements with any of our Named Executive Officers. And, except for a written employment agreement with T. Joe Crawford, described in the section on “Employment Agreements” described earlier in this CD&A, we have no written employment agreements with any of our other Named Executive Officers. However, in connection with our Named Executive Officers, with the exception of Mr. Crawford whose written employment agreements provides for various payments to him in the event of the termination of his employment prior to the expiration of the term, we have a policy under which each of these other Named Executive Officers are entitled to certain payments in the event that their employment is terminated. This policy is described in the section in this CD&A on “Payments on Termination of Employment.”

The table below reflects the various severance, post-employment or other payments we would have been required to make if any of our Named Executive Officers’ employment were to have been terminated on December 31, 2006 under the circumstances described in the column headings.

Name (a)	Benefit (b)	Termination w/o Cause or for Good Reason (c)	Voluntary Termination (d)	Death or Disability (e)
Keith E. Busse	Severance	$1,370,000		$1,370,000
Gary E. Heasley	Severance	580,000		580,000
Mark D. Millett	Severance	800,000		800,000
Richard P. Teets, Jr.	Severance	800,000		800,000
T. Joe Crawford	Stock Bonus	153,099	$153,099	153,099
	Stock Options	62,985	62,985	62,985
	Severance	1,295,000	555,000	555,000

2006 Option Exercises and Stock Vested Table

The following table sets forth the number and corresponding value realized during 2006 with respect to stock options that were exercised and restricted shares that became unrestricted during 2006 for each Named Executive Officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Keith E. Busse	54,434	$1,057,558	19,918	$462,297
Gary E. Heasley			3,950	91,680
Mark D. Millett	20,124	532,147	10,776	250,111
Richard P. Teets, Jr.	24,890	578,665	6,218	144,320
T. Joe Crawford				—

Pension Benefits Table

The table disclosing the actuarial present value of each Named Executive Officer’s accumulated benefits under defined benefit plan, the number of years of credited service for each such plan and the amount of pension benefits paid to each Named Executive Officer during the year is omitted because the Company does not have any such plan.

Nonqualified Deferred Compensation Table

The table disclosing contributions to nonqualified defined contribution and other deferred compensation plans, each Named Executive Officer’s withdrawals, earnings and fiscal year-end balances in those plans is omitted because the Company had no such plans or benefits in 2006 benefiting Named Executive Officers.

2006 Directors Compensation Table

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards(1) ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
John C. Bates	$45,000	$27,945					$72,945
Dr. Frank C. Byrne	55,500	27,945					83,445
Paul B. Edgerley	59,000	27,945					86,945
Richard J. Freeland	59,000	27,945					86,945
Dr. Jürgen Kolb	65,000	27,945					92,945
James C. Marcuccilli	60,000	27,945					87,945
Joseph D. Ruffolo	69,500	27,945					97,445

(1)          Amounts shown in column (c) reflect the June 1, 2006 award of 2,000 shares of restricted stock to each non-employee director pursuant to the Company’s 2006 Plan.

2006 Directors Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options(1) (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights That Have Not Vested	Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name (a)	Exercisable (b)	Unexercisable (c)	(#) (d)	($) (e)	Date (f)	(#) (g)	($) (h)	(#) (i)	($) (j)
John C. Bates	1,692			$8.87	05/21/2007
	2,342			6.41	11/21/2007
	2,352			6.38	05/21/2008
	1,542			9.73	11/21/2008
	1,186			12.66	05/21/2009
	796			18.86	11/21/2009
	1,072			14.00	05/21/2010
	962			15.62	11/21/2010
						2,000	$64,900
Dr. Frank D. Byrne	1,072			14.00	05/21/2010
	962			15.62	11/21/2010
						2,000	64,900
Paul B. Edgerley	1,692			8.87	05/21/2007
	2,342			6.41	11/21/2007
	2,352			6.38	05/21/2008
	1,542			9.73	11/21/2008
	1,186			12.66	05/21/2009
	796			18.86	11/21/2009
	1,072			14.00	05/21/2010
	962			15.62	11/21/2010
						2,000	64,900
Richard J. Freeland	1,186			12.66	05/21/2009
	796			18.86	11/21/2009
	1,072			14.00	05/21/2010
	962			15.62	11/21/2010
						2,000	64,900
Dr. Jürgen Kolb	1,186			12.66	05/21/2009
	796			18.86	11/21/2009
	1,072			14.00	05/21/2010
	962			15.62	11/21/2010
						2,000	64,900
James C. Marcuccilli	1,072			14.00	05/21/2010
	962			15.62	11/21/2010
						2,000	64,900
Joseph D. Ruffolo	1,692			8.87	05/21/2007
	2,342			6.41	11/21/2007
	2,352			6.38	05/21/2008
	1,542			9.73	11/21/2008
	1,186			12.66	05/21/2009
	796			18.86	11/21/2009
	1,072			14.00	05/21/2010
	962			15.62	11/21/2010
						2,000	64,900

(1)                The grant dates of the stock options reflected in column (b) are five years earlier than the expiration dates reflected in column (f) in all cases. Stock options were granted under the Non-Employee Director Stock Option Plan semi-annually, on May 21 and November 21 of each year, with an underlying share amount determined by dividing $15,000 by the closing market price of our common stock on the last business day preceding each grant date. The Non-Employee Director Stock Option Plan was discontinued, except for already outstanding options, as of the end of 2005.

Certain Relationships and Related Transactions

For the years ended December 31, 2006 and 2005 we sold approximately 423,000 tons and 431,000 tons of our steel products to Heidtman Steel Products, Inc., or Heidtman, for $243 million and $225 million, representing approximately 7% and 10% of our consolidated net sales for each year, respectively. John C. Bates, a member of our Board of Directors, is the President and Chief Executive Officer of Heidtman and is the beneficial owner of approximately 2.6% of our outstanding common stock. We also have a long-term “off-take” agreement with Heidtman that was extended from March 2007 to May 2007 and is currently being renegotiated. The existing contract states that Heidtman is obligated to buy, and we are obligated to sell to Heidtman, at least 76,000 tons of our hot band products per quarter, or 336,000 tons annually, and at least 15,000 tons of our cold-rolled products per quarter, or 60,000 tons annually. Pricing to Heidtman is determined by either a market or a spot market pricing formula.

We believe that the transactions described are on terms no less favorable to us than could be obtained from unaffiliated third parties.

We employ Michael S. Busse as an employee in our sales department in Butler, Indiana and Aaron Busse as an employee in our Ferrous Resources Department. We also utilize the services of Transport Dynamics LLC, principally owned by Chris Busse, as an independent contractor, to provide freight hauling services for finished steel products manufactured by the Company. Keith E. Busse, our President and Chief Executive Officer, is the father of Michael S. Busse, Aaron Busse and Chris Busse. During 2006, each of these relationships involved payments for services rendered to the Company of less than $150,000 each, two of them as employees performing work at no more than market rates, and the other involving the provision of independent freight hauling services on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

Related Persons Transactions

Related persons transactions are subject to our Statement of Policy For the Review, Approval or Ratification of Transactions With Related Persons. A copy of this policy is available on our website at www.steeldynamics.com.

The policy applies to any “Transaction With a Related Person.” Under our policy, a “Related Person” is a person who is, or at any time since the beginning of our last fiscal year was a director or executive officer, a nominee to become a director, a stockholder who beneficially owns 5% or more of our common stock, an “Immediate Family Member” (that is, a spouse, child, parent, sibling, or an in-law) of any of the foregoing persons, as well as any entity which is owned or controlled by any of such persons (or of which such person is a general partner or a 5% or greater beneficial owner) or any other person identified by our Audit Committee or our Board as a “Related Person” for purposes of this policy. Once a person has been identified as “Related Person” and if we or any subsidiary is a participant, then if the aggregate amount involved in the transaction exceeds $60,000 and the “Related Person” has a direct or indirect interest (other than simply as a result of being a director or less than a 10% beneficial owner of the entity involved) the transaction must be considered, approved or ratified by the Audit Committee.

We have established the threshold transactional amount at $60,000, which triggers the review, even though applicable SEC regulations currently set the threshold at $120,000. We have done this so that even smaller transactions with Related Persons will be reviewed for fairness and appropriateness. Employment of a Related Person in the ordinary course of business consistent with our policies and practices with respect to the employment of non-Related Persons in similar positions (so long as the Related Person is not an executive officer required to be reported in our annual proxy statement) is not subject to the policy but are nonetheless disclosed herein. Transactions involving competitive bids are considered pre-approved for purposes of our policy.

All other transactions subject to our policy must be approved in advance by the Audit Committee, unless our Chief Executive Officer or Chief Financial Officer determines that it is impractical to wait until an Audit Committee meeting. In such event, the Chair of the Audit Committee may review and approve the proposed Related Person transaction but shall then promptly report any such approval to the full Audit Committee. All material facts respecting the Related Person transaction must be disclosed to the Audit Committee. In the event that we become aware of a Related Person transaction that has not been approved prior to its consummation, the matter must then still be reviewed by the Audit Committee, which will then review all relevant facts and circumstances, shall evaluate all available options (including ratification, revision or termination of the transaction), and shall take such course of action as it deems appropriate.

In reviewing any Related Person transaction, the Audit Committee must consider the proposed benefits to the Company, the availability of other sources of comparable products or services, an assessment of whether the proposed transaction is at least on terms comparable to the terms available to an unrelated third party or to employees generally, and must then determine that the transaction is fair and reasonable to the Company.

Other Matters

We do not intend to bring any other matters before the Annual Meeting, nor are we aware of any other matters that are to be properly presented to the Annual Meeting by others. In the event that other matters do properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the Proxy to vote such Proxy in accordance with their best judgment on such matters.

By Order of the Board of Directors

Keith E. Busse
President and Chief Executive Officer

Fort Wayne, Indiana
April 2, 2007

ANNEX A

COMPENSATION COMMITTEE

CHARTER

I.   PURPOSE OF COMMITTEE

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Steel Dynamics, Inc. (the “Company”) is appointed by the Board to discharge the Board’s responsibilities relating to the compensation of the Company’s Chief Executive Officer, Chief Financial Officer, the other Named Executive Officers (as that term is used for proxy statement disclosure purposes), the other senior management executives and the Company’s non-employee directors. The principal purposes of the Committee are

•       to establish the Company’s general compensation philosophy and programs,

•       to review and make recommendations to the Board concerning all salaries, incentive and other compensation paid to the Chief Executive Officer, the Chief Financial Officer, the other Named Executive Officers, the other senior management executives and the non-employee directors,

•       to review and approve all stock option and other equity or equity-based (within the meaning of Section 3(a)(11) of the Securities Exchange Act of 1934) compensation plans and awards, as well as all performance-based incentive plans (including articulation of performance targets thereunder) and other incentive plans,

•       to act as the administrator or administrative “committee” under each of our stock option and other incentive based plans (to the extent that such role is not performed by the full Board or by another specifically authorized committee),

•       to oversee the administration of the Company’s executive compensation plans and programs,

•       to prepare any reports on executive compensation required by the rules and regulations of the Securities and Exchange Commission (the “SEC”), and

•       to review and discuss with management the annual Compensation Discussion and Analysis, required by the rules of the SEC, and to determine whether it should be approved for inclusion in the Company’s proxy statement and, by incorporation by reference or otherwise, for inclusion in the Company’s Annual Report on Form 10-K, in accordance with applicable rules and regulations.

II.   COMMITTEE MEMBERSHIP

A.   The Committee shall consist of not less than three (3) nor more than five (5) persons, each of whom shall be a member of and be appointed by the Board, and each of whom shall meet (i) all criteria for “independence” that may be prescribed from time to time by Nasdaq Marketplace Rule 4200(a)(15), Rule 10A(m)(3) under the Securities Exchange Act of 1934 and other related rules and standards, (ii) the definition of a “non-employee director” within the meaning of Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934, (iii) the definition of an “outside director” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code, and any other objective or subjective tests administered by the Board so as to ensure that the director is able to exercise true independent judgment.

B.   Members shall be appointed by the Board upon the recommendation of the Corporate Governance and Nominating Committee, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

III.   COMMITTEE OPERATION

A.   Members of the Committee, upon recommendation of the Corporate Governance and Nominating Committee, or, in default thereof, the Board shall appoint one member of the Committee as Chair of the Committee.

B.   The Committee may meet in person or telephonically, not less frequently than three times annually, but may also take action and make recommendations by written consent in lieu of a meeting. The Committee may also delegate certain of its functions to a subcommittee of not less than two members of the Committee to approve grants and awards under one or more incentive or other compensation plans or programs of the Company. The Committee shall inform the Board, at regular Board meetings, unless circumstances otherwise demand, of actions taken or issues discussed at its meetings.

C.   Any member of the Committee may call a meeting of the Committee upon due notice to each member at least forty-eight hours prior to the meeting, unless waived. Two members shall constitute a quorum if the Committee’s membership is three, and three members if the Committee’s membership is four or five. If a quorum is present a majority of the members present shall decide any question brought before the Committee.

D.   The Committee shall have sole authority to retain and terminate any compensation consultant for use in assisting the Committee in any aspect of its duties and responsibilities, as well as to retain the advice and assistance of such accounting, legal or other professional advisors as in its discretion it shall deem appropriate. The Committee shall also have the authority to approve all such advisors’ and consultants’ fees and expenses and to cause them to be paid by the Company.

IV.   COMMITTEE DUTIES AND RESPONSIBILITIES

The Committee shall have the following duties and responsibilities:

A.   In consultation with the Chief Executive Officer, establish the Company’s general compensation philosophy objectives, goals and programs, and oversee the development and implementation of the compensation programs.

B.   Subject to Board approval, determine and recommend the base compensation and incentive compensation or bonuses of the Chairman of the Board (if a person different than the Chief Executive Officer), the Chief Executive Officer, and, with input from the Chief Executive Officer, for the Chief Financial Officer, the other Named Executive Officers and other senior executives. Compensation of other officers may be established by management without Committee review and recommendation, provided such compensation is within the general compensation philosophy established by the Committee.

C.   As and to the extent it determines necessary or appropriate, review and approve goals and objectives relevant to the compensation of the Chief Executive Officer, the Chief Financial Officer, and other senior executives, and review and recommend to the Board, for approval, all base compensation, incentive compensation and bonus programs and payments, including all bonus, incentive and profit-sharing formulas and contributions, whether payable in cash, in stock or in any other form. In carrying out its responsibilities in connection therewith, the Committee may consider and give such weight, if any, to any specific factors it deems appropriate to individual, team, group, general corporate or divisional performance, as well as the value of base compensation and incentive awards at comparable or peer companies.

D.   Make recommendations to the Board for compensation of Board members and members of the various Board committees, including any retainers, meeting attendance fees, committee chair fees, stock option grants, and any other form of compensation.

E.   Act as administrator for the Company’s stock option plans, stock purchase plans, stock-based executive incentive plans, and any other executive incentive plan, with authority to perform all functions and exercise all authority granted to any “Committee” or “Administrative Committee” or similar body described in any such plan or plans.

F.   Meet prior to the mailing of the Company’s proxy statement for the Company’s Annual Meeting of Stockholders for the purpose of considering and approving this Committee’s Compensation Committee Report for inclusion in the proxy statement and, in addition thereto, meet with senior management to review and discuss management’s Compensation Discussion and Analysis required by SEC Regulation S-K, Item 402(b) (or such other rules as may be applicable from time to time) and, based on such review and discussion, determine whether to recommend to the Board the inclusion of the Compensation Discussion and Analysis either directly in the Company’s Annual Report on Form 10-K or for inclusion in the Company’s proxy statement for incorporation by reference into the Annual Report on Form 10-K.

G.  Review and recommend to the Board, for approval, terms of employment and employment contracts for all senior executive officers and the chief financial officer.

H.  Review and recommend to the Board, for approval, terms of all perquisites benefiting senior executive officers and the chief financial officer.

I.    Review and recommend to the Board appropriate insurance coverages for directors and officers.

J.    In consultation with management, oversee regulatory compliance with respect to compensation matters.

K.   Review and assess the continued adequacy of this Charter and make recommendations to the Board with respect to any recommended changes.

L.   Perform any other duties or responsibilities expressly or by implication delegated to the Committee by the Board or pursuant to the Corporate Governance Policies of the Board.

6714 POINTE INVERNESS WAY SUITE 200 FORT WAYNE, IN 46804

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by STEEL DYNAMICS, INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to STEEL DYNAMICS, INC., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	STLDY1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

STEEL DYNAMICS, INC.

NOTE: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE FOLLOWING ITEMS.

To withhold authority to vote for any individual
1.	ELECTION OF DIRECTORS:							nominee(s), mark “For All Except” and write the
					For	Withhold	For All	number(s) of the nominee(s) on the line below.
	01) Keith E. Busse 02) Mark D. Millett 03) Richard P. Teets, Jr. 04) John C. Bates 05) Dr. Frank D. Byrne	06) Paul B. Edgerley 07) Richard J. Freeland 08) Dr. Jürgen Kolb 09) James C. Marcuccilli 10) Joseph D. Ruffolo			All	All	Except

					☐	☐	☐

									For	Against	Abstain
Vote On Proposals

2.	APPROVAL OF THE AUDIT COMMITTEE’S APPOINTMENT OF ERNST & YOUNG LLP AS STEEL DYNAMICS, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2007.								☐	☐	☐

3.	TO GIVE PROXIES DISCRETION TO VOTE ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

NOTE: Unless otherwise directed, the proxies will vote “FOR” all of the foregoing items.

Please be sure to sign and date this Proxy.

Mark box at right if comments have been noted on the reverse side of this card.					☐
			Yes	No

Please indicate if you plan to attend this meeting.			☐	☐

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)		Date

PROXY

STEEL DYNAMICS, INC.

Solicited on Behalf of the Board of Directors for Steel Dynamics, Inc.’s Annual Stockholders Meeting

Keith E. Busse or Gary E. Heasley are appointed proxies, with power of substitution, to vote all of the undersigned’s shares held of record March 26, 2007, at STEEL DYNAMICS, INC.’s May 17, 2007 Annual Meeting of Stockholders at 9:00 A.M. EDT in the Calhoun Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana (or at any adjournment thereof) on all matters set forth in SDI’s Year 2007 Proxy Statement, as set forth on the reverse side.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears on the books of the Company.  Joint owners should each sign personally.  Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.  If a corporation, this signature should be that of an authorized officer who should state his or her title.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)